                       CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                           FOREST AVENUE SHOPPING LLC,

                       PHILIPS FREEPORT ASSOCIATES, L.P.,

                          MERRICK SHOPPING ASSOCIATES,

                          SP AVENUE U ASSOCIATES, L.P.,

                            ENFIELD SHOPPING L.L.C.,

                             BRANHAVEN PLAZA L.L.C.,

              PALM SPRINGS MILE ASSOCIATES, LTD. AND ITS PARTNERS,

                   FOXBOROUGH SHOPPING L.L.C. AND ITS MEMBERS,

                     DELRAN SHOPPING L.L.C. AND ITS MEMBERS,

                                       and

                      NATIONAL PROPERTIES INVESTMENT TRUST,

                                       and

                   PETER STEIN, JAY GOLDMAN, ROBERT REIBSTEIN,

                                       and

                       PHILIPS INTERNATIONAL REALTY, L.P.

                                       and

                       PHILIPS INTERNATIONAL REALTY CORP.

                              Date: August 11, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

         INDEX OF DEFINED TERMS.............................................iii

         INDEX OF SCHEDULES AND EXHIBITS....................................vii

         CONTRIBUTION AND EXCHANGE AGREEMENT................................  1

         RECITALS...........................................................  2

 1.      SUBJECT OF CONVEYANCE..............................................  2

 2.      CONTRIBUTION TERMS; UNITS..........................................  6

 3.      RIGHTS OF INSPECTION...............................................  7

 4.      TITLE; MATTERS TO WHICH THIS SALE IS SUBJECT.......................  8

 5.      REPRESENTATIONS AND WARRANTIES OF THE
         PROPERTY PARTNERSHIPS AND THE PARTNERS............................. 11

 6.      REPRESENTATIONS AND WARRANTIES OF
         NATIONAL AND NEW REIT.............................................. 22

 7.      REPRESENTATIONS AND WARRANTIES OF PRLP............................. 33

 8.      COVENANTS OF THE PROPERTY PARTNERSHIPS,
         THE PARTNERS AND NATIONAL.......................................... 35

 9.      INTENTIONALLY DELETED.............................................. 39

10.      ESTOPPEL CERTIFICATES.............................................. 39

11.      CLOSING............................................................ 39

12.      ADJUSTMENTS........................................................ 49

13.      CONDITIONS PRECEDENT TO CLOSING.................................... 50

14.      LEASING COMMISSIONS AND
         TENANT IMPROVEMENT OBLIGATIONS..................................... 54


15.      ASSIGNMENT......................................................... 55

16.      BROKER............................................................. 55

17.      CASUALTY LOSS...................................................... 56

18.      CONDEMNATION....................................................... 56

19.      TRANSFER RESTRICTIONS.............................................. 57

20.      LIMITED GUARANTY................................................... 58

21.      TAX MATTERS........................................................ 58

22.      PUBLICATION........................................................ 59

23.      TERMINATION........................................................ 60

24.      REMEDIES........................................................... 60

25.      NOTICE............................................................. 61

26.      INDEMNITY.......................................................... 62

27.      ANCILLARY AGREEMENTS............................................... 63

28.      MISCELLANEOUS...................................................... 64

                             INDEX OF DEFINED TERMS

Defined Term                                                      Section
------------                                                      -------

Act............................................................  ss.5.2
Additional Rents...............................................  ss.12.2
Agreement......................................................  Preface
Asset Contributing Property Partnership........................  Preface
Asset Contributing Property Partnerships.......................  Preface
Building.......................................................  ss.1.4(b)
Buildings......................................................  ss.1.4(b)
Casualty.......................................................  ss.17.2
Casualty Notice................................................  ss.17.2
CERCLA.........................................................  ss.5.1(t)(x)(A)
Closing........................................................  ss.11.1
Closing Date...................................................  ss.11.1
Code...........................................................  ss.5.1(q)(ii)
Common Stock...................................................  ss.2.2(a)

Competing Offer................................................  ss.8.5
Contaminants...................................................  ss.5.1(t)(x)(A)
Delran Member..................................................  Preface
Delran Members.................................................  Preface
Discharge......................................................  ss.5.1(t)(x)(B)
Documents......................................................  ss.1.4(l)
Environmental Documents........................................  ss.5.1(t)(x)(C)
Environmental Laws.............................................  ss.5.1(t)(x)(D)
ERISA..........................................................  ss.5.1(q)(ii)
Estoppel Certificates..........................................  ss.10.1
Exchange Act...................................................  ss.5.2(b)
Expenses.......................................................  ss.3.3
FIRPTA Affidavits..............................................  ss.5.3(e)
GAAP...........................................................  ss.5.1(p)
Governmental Authorities.......................................  ss.5.1(j)
Governmental Authorities.......................................  ss.6.1(v)
Improvements...................................................  ss.1.4(c)
Insurance Policies.............................................  ss.17.1
Intangible Property............................................  ss.1.4(k)
Interest Assignment............................................  ss.1.3
Interest Contributing Property Partnership.....................  Preface
Interest Contributing Property Partnerships....................  Preface
Land...........................................................  ss.1.4(a)
Leases.........................................................  ss.1.4(f)
Management Agreement...........................................  ss.27.3

Management Company.............................................  ss.27.3
National.......................................................  Preface
National Building..............................................  ss.1.2(a)
National Documents.............................................  ss.1.2(g)
National Improvements..........................................  ss.1.2(a)
National Intangible Property...................................  ss.1.2(f)
National Land..................................................  ss.1.2(a)
National Lease.................................................  ss.1.4(f)
National Leases................................................  ss.1.2(d)
National Permits and Licenses..................................  ss.1.2(f)
National Personal Property.....................................  ss.1.2(c)
National Plans.................................................  ss.6.1(ee)
National Property..............................................  ss.1.2(h)
National Real Property.........................................  ss.1.2(b)
National Rent Roll.............................................  ss.6.1(p)
National Security Deposit......................................  ss.1.2(d)
National Service Contracts.....................................  ss.1.2(f)
National Shares................................................  ss.2.2
National Shareholder Approval..................................  ss.6.1(c)
National Tradenames............................................  ss.1.2(e)
New Reit.......................................................  Preface
Non-Competition Agreement......................................  ss.27.4
Palm Springs Partner...........................................  Preface

Palm Springs Partners..........................................  Preface
Parties........................................................  ss.1.4(n)
Party..........................................................  ss.1.4(n)
Partner........................................................  Preface
Partners.......................................................  Preface
Partnerships' Reports..........................................  ss.5.1(s)
PCB Items......................................................  ss.5.1(t)(vi)
PCBs...........................................................  ss.5.1(t)(vi)
Permits........................................................  ss.5.1(t)(vii)
Permits and Licenses...........................................  ss.1.4(i)
Permitted Assignee.............................................  ss.15.1
Permitted Designees............................................  ss.26.1
Permitted Encumbrances.........................................  ss.4.1
Personal Property..............................................  ss.1.4(e)
Phase I Reports................................................  ss.3.3
Phase II Reports...............................................  ss.3.3
Preferred Stock................................................  ss.6.2(g)
PRLP...........................................................  Preface
PRLP Agreement.................................................  ss.5.2(a)
Property.......................................................  ss.1.4(m)

Property Financials............................................  ss.5.1(p)
Property Financials............................................  ss.6.1(dd)
Property Partnership...........................................  Preface
Property Partnership Lease.....................................  ss.1.4(f)
Property Partnerships..........................................  Preface
Property Partnerships' Building................................  ss.1.1(a)
Property Partnerships' Certificates............................  ss.2.3(a)
Property Partnerships' Deeds...................................  ss.11.2(a)
Property Partnerships' Documents...............................  ss.1.1(g)
Property Partnerships' Improvements............................  ss.1.1(a)
Property Partnerships' Intangible Property.....................  ss.1.1(f)
Property Partnerships' Land....................................  ss.1.1(a)
Property Partnerships' Leases..................................  ss.1.1(d)
Property Partnerships' Permits and Licenses....................  ss.1.1(f)
Property Partnerships' Personal Property.......................  ss.1.1(c)
Property Partnership's Plans...................................  ss.5.1(q)(i)
Property Partnerships' Property................................  ss.1.1(h)
Property Partnerships' Real Property...........................  ss.1.1(b)
Property Partnerships' Rent Roll...............................  ss.5.1(d)
Property Partnerships' Security Deposit........................  ss.1.1(d)
Property Partnerships' Service Contracts.......................  ss.1.1(f)
Property Partnerships' Tradenames..............................  ss.1.1(e)
Property Partnerships' Unit Holders............................  ss.2.1
Property Partnership's Units...................................  ss.2.3(a)
Property Partnerships' Units...................................  ss.2.3(a)
Prudential.....................................................  ss.27.2(a)
Prudential Fee.................................................  ss.27.2(a)
Prudential Note................................................  ss.27.2(a)

Real Property..................................................  ss.1.4(d)
Registration Rights Agreements.................................  ss.27.5
Registration Statements........................................  ss.3.4
Reit...........................................................  Preface
REIT...........................................................  ss.6.1(l)(i)
Service Contracts..............................................  ss.1.4(j)
SEC Documents..................................................  ss.5.2(b)
Security Deposits..............................................  ss.1.4(g)
Taxes..........................................................  ss.21.5
Tenant.........................................................  ss.4.1(b)
Tenants........................................................  ss.4.1(b)
Title Commitments..............................................  ss.4.2
Title Company..................................................  ss.4.2
Title Policy...................................................  ss.4.2
Tradenames.....................................................  ss.1.4(h)

Transfer.......................................................  ss.5.2(a)
Transferred....................................................  ss.19.1
Trustees.......................................................  Preface
Trustees Shares................................................  ss.27.1(a)
Trustees Warrants..............................................  ss.27.1(b)
Units..........................................................  ss.2.3(a)

                                    SCHEDULES
Schedule A                   Palm Springs Partners, Foxborough Members, Delran Members
Schedule 1.1(a)              Property Partnerships' Land
Schedule 1.1(c)              Property Partnerships' Personal Property
Schedule 1.1(e)              Property Partnerships' Tradenames
Schedule 1.2(a)              National Land
Schedule 1.2(c)              National Personal Property
Schedule 2.3(a)              Property Partnership's Units
Schedule 4.1(c)              Property Partnership's Matters Affecting Title
Schedule 4.1(e)              Property Partnership's Surveys of Real Property
Schedule 5.1(a)              Property Partnership's Organizational Information
Schedule 5.1(c)              Property Partnership's New Leases and Lease Renewals Currently out
                             for Signature
Schedule 5.1(d)              Property Partnerships' Rent Roll
Schedule 5.1(e)              Property Partnership's Tenants Work
Schedule 5.1(f)              Property Partnership's Employment Agreements
Schedule 5.1(g)              Property Partnership's Actions, Suits, Labor Disputes Currently Pending
Schedule 5.1(h)              Property Partnership's Condemnation Proceedings

Schedule 5.1(i)-1            Property Partnership's Debt
Schedule 5.1(i)-2            Property Partnership's Indemnities and Guarantees
Schedule 5.1(j)              Property Partnership's Violations affecting the Property
Schedule 5.1(k)              Property Partnership's Leasing Commission Obligations
Schedule 5.1(m)              Property Partnership's Encumbered Personal Property
Schedule 5.1(n)              Property Partnership's Management Agreements that are Not
                             Terminable
Schedule 5.1(o)              Property Partnership's Reprimands and Recommendations of Insurance
                             Companies or Fire Underwriters
Schedule 5.1(q)(i)-1         Property Partnership's Plans
Schedule 5.1(q)(i)-2         Palm Springs Mile Associates Ltd. Employees
Schedule 5.1(r)              Property Partnership's Welfare and Pension Benefits
Schedule 5.1(s)              Partnerships' Reports
Schedule 5.1(u)              Property Partnership's Audits by Governmental Authorities
Schedule 5.3(a)              Partner's Organization Information
Schedule 5.3(c)              Encumbrances on Partnership Interests
Schedule 6.1(i)              National Extraordinary Business
Schedule 6.1(j)              National Material Liabilities or Obligations
Schedule 6.1(l)(ii)          National Tax Audits or Proceedings
Schedule 6.1(l)(iv)          National Individuals under I.R.C.
Schedule 6.1(o)              National Schedule of Leases
Schedule 6.1(o)-2            National New Leases and Lease Renewals Currently out for Signature
Schedule 6.1(p)              National Rent Roll

Schedule 6.1(q)              National Tenants Work
Schedule 6.1(r)              National Service Contracts
Schedule 6.1(s)              National Actions, Suits, Labor Disputes Currently Pending
Schedule 6.1(t)              National Condemnation Proceedings
Schedule 6.1(u)              National Third Party Reports
Schedule 6.1(v)              National Violations Affecting the Real Property
Schedule 6.1(w)              National Leasing Commission Obligations
Schedule 6.1(y)              Security Interests on National Personal Property
Schedule 6.1(z)              National Management Agreements that are Not Terminable
Schedule 6.1(aa)-1           National Debt
Schedule 6.1(aa)-2           National Indemnities and Guaranties
Schedule 6.1(bb)             National Storage Tanks or Vessels
Schedule 6.1(ee)(i)          National Plans
Schedule 6.1(ff)             National Welfare and Pension Benefits
Schedule 6.1(gg)(ii)         National Environmental Discharges
Schedule 6.1(gg)(iv)         National Environmental Violations
Schedule 6.1(gg)(v)          National Asbestos
Schedule 6.1(gg)(vi)         National PCB Items
Schedule 6.1(gg)(vii)        National Environmental Permit Violations
Schedule 6.1(hh)             Adjusted Basis of National Real Property
Schedule 6.1(jj)             National Record Owners

Schedule 12.5                Capital Improvements
Schedule 21.4                Reduction of Property Value Proceedings

                                    EXHIBITS

Exhibit 1.3             Partnership Interest Assignment and Assumption Agreement
Exhibit 5.2(a)          PRLP Agreement
Exhibit 27.1            Trustees Warrants
Exhibit 27.3            Management Agreement
Exhibit 27.4            Non-Competition Agreement
Exhibit 27.5            Registration Rights Agreements

                       CONTRIBUTION AND EXCHANGE AGREEMENT

     THIS CONTRIBUTION AND EXCHANGE AGREEMENT (the "Agreement") made as of this 11th day of August, 1997 among FOREST AVENUE SHOPPING LLC, a New York limited liability company, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, PHILIPS FREEPORT ASSOCIATES, L.P., a Delaware limited partnership, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, MERRICK SHOPPING ASSOCIATES, a New York general partnership, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, SP AVENUE U ASSOCIATES, L.P., a New York limited partnership, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, ENFIELD SHOPPING L.L.C., a New York limited liability company, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, and BRANHAVEN PLAZA LLC, a New York limited liability company, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016 (collectively, the "Asset Contributing Property Partnerships" and each individually an "Asset Contributing Property Partnership"), PALM SPRINGS MILE ASSOCIATES, LTD., a Florida limited partnership, having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, and its Partners set forth on Schedule A (collectively, the "Palm Springs Partners" and each individually a "Palm Springs Partner"), FOXBOROUGH SHOPPING L.L.C., a New York limited liability company, and its members set forth on Schedule A (collectively, the "Foxborough Members" and each individually, a "Foxborough Member"), having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016, and DELRAN SHOPPING L.L.C, a New York limited liability company, and its members set forth on Schedule A (collectively, the "Delran Members" and each individually a "Delran Member"), having an address at 417 Fifth Avenue, Third Floor, New York, New York 10016 (collectively, the "Interest Contributing Property Partnerships" and each individually an "Interest Contributing Property Partnership") (the Asset Contributing Property Partnerships and the Interest Contributing Property Partnerships are collectively referred to herein as the "Property Partnerships" and each individually a "Property Partnership" and the Palm Springs Partners, the Foxborough Members and the Delran Members are collectively referred to herein as the "Partners" and each individually a "Partner"), NATIONAL PROPERTIES INVESTMENT TRUST ("National"), a Massachusetts business trust electing to be taxed as a real estate investment trust (a "Reit") under the Internal Revenue Code of 1986, as amended (the "Code") and having an address at 32 Hanson Road, Canton Center, CT 06020, PETER STEIN, having an address at 32 Hanson Road, Canton Center, CT 06020, JAY GOLDMAN, having an address at 41 Vineyard Road, Newton, Massachusetts, and ROBERT REIBSTEIN, having an address at 135 Dedham Street, Newton, MA 02161 (collectively, the "Trustees") PHILIPS INTERNATIONAL REALTY, L.P. ("PRLP"), a Delaware limited partnership having an address c/o Philips International, 417 Fifth Avenue, New York, New York 10016 and PHILIPS INTERNATIONAL REALTY CORP. ("New Reit"), a Maryland corporation which will elect to be taxed as a Reit under the Code and which initially will be the non-managing general partner of PRLP, and having an address c/o Philips International, 417 Fifth Avenue, New York, New York 10016.

                                    RECITALS

     A. The Property Partnerships own various retail shopping center properties located throughout New York, New Jersey, Connecticut, Massachusetts and Florida. National owns one retail shopping center property located in Florida.

     B. The Property Partnerships, PRLP and National have determined that it is in the best interests of the parties' long term strategic growth to combine their respective properties and related assets. In order to effectuate this combination, (i) the Asset Contributing Property Partnerships have agreed to contribute certain properties and other assets owned or controlled by the Asset Contributing Property Partnerships to PRLP; (ii) the Partners have agreed to contribute to PRLP all of their rights, title and interests in the Interest Contributing Property Partnerships; (iii) National has agreed to transfer the property and other assets owned or controlled by National to New Reit; and (iv) New Reit has agreed to transfer the property and other assets acquired from National to PRLP.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1.   SUBJECT OF CONVEYANCE.

     1.1 In accordance with the terms and conditions of this Agreement and subject to PRLP's and National's performance and satisfaction of the conditions, covenants and obligations contained herein, the Asset Contributing Property Partnerships agree to contribute to PRLP at Closing the assets set forth in paragraphs (a) through (h) of this Section 1.1 and the Partners have agreed to contribute to PRLP at Closing the partnership or membership interests of the Interest Contributing Property Partnership as set forth in Section 1.3:

          (a) that certain real property situate, lying and being in the States of New York, New Jersey, Connecticut, Massachusetts and Florida and being more particularly described on Schedule 1.1(a) (the "Property Partnerships' Land"), which Schedule 1.1(a) sets forth the property addresses and blocks and lots for each parcel and all of the improvements located on the Property Partnerships' Land (individually, the "Property Partnerships' Building" and collectively, the "Property Partnerships' Improvements");

          (b) all rights, privileges, grants and easements appurtenant to the Property Partnerships' interest in the Property Partnerships' Land and the Property Partnerships' Improvements, including without limitation, all of the Property Partnerships' right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of -way or other appurtenances used in connection with the beneficial use and enjoyment of the Property Partnerships' Land and the Property Partnerships' Improvements (the Property Partnerships' Land, the Property

     Partnerships' Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "Property Partnerships' Real Property");

          (c) except as set forth on Schedule 1.1(c), all personal property, fixtures, equipment, inventory and computer programming and software owned or licensed by the Property Partnerships and located on any of the Property Partnerships' Real Property or used at any of the management and corporate offices of the Property Partnerships (the "Property Partnerships' Personal Property");

          (d) all leases and other agreements with respect to the use and occupancy of the Property Partnerships' Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the "Property Partnerships' Leases"), and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (the "Property Partnerships' Security Deposit") under any Lease in the nature of security for the performance of the Tenant's obligations under such Lease;

          (e) the tradenames set forth on Schedule 1.1(e), and any trademark applicable thereto, and/or any name by which any of the Property Partnerships' Real Property is commonly known, and all goodwill, if any, related to said names (collectively, the "Property Partnerships' Tradenames");

          (f) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Property Partnerships' Real Property and the Property Partnerships' Personal Property (collectively, the "Property Partnerships' Permits and Licenses"), all of the Property Partnerships' right, title and interest in and to those contracts and agreements for the servicing, maintenance and operation of the Property Partnerships' Real Property (the "Property Partnerships' Service Contracts") and telephone numbers in use at any of the Property Partnerships' Real Property or the management offices and corporate headquarters of the Property Partnerships' (together with the Property Partnerships' Permits and Licenses and the Property Partnerships' Service Contracts, the "Property Partnerships' Intangible Property");

          (g) all promotional material, tenant data, leasing material and forms, current rent rolls, property files and statements, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of the Property Partnerships which are or may be used by the Property Partnerships in the use and operation of the Property Partnerships' Real Property or the Property Partnerships' Personal Property (collectively, the "Property Partnerships' Documents"); and

          (h) all other rights, privileges and appurtenances owned by the Property Partnerships, if any, and in any way related to the rights and interests described above in this Section.

     The Property Partnerships' Real Property, the Property Partnerships'

Personal Property, the Property Partnerships' Leases, the Property Partnerships' Tradenames, the Property Partnerships' Intangible Property, the Property Partnerships' Documents and the other property interests being conveyed hereunder are hereinafter collectively referred to as the "Property Partnerships' Property".

     1.2 In accordance with the terms and conditions of this Agreement and subject to New Reit's, PRLP's, the Partners' and the Property Partnerships' performance and satisfaction of the conditions and obligations contained herein and subject to the approval of the beneficial owners of National's interests as contemplated by Sections 6.1(c), National agrees to transfer to New Reit at Closing and New Reit agrees to transfer to PRLP the property and assets set forth in paragraph (a) through (h) of this Section 1.2:

          (a) that certain real property situate, lying and being in the State of Florida and being more particularly described on Schedule 1.2(a) (the "National Land"), which Schedule 1.2(a) sets forth the property address and block and lot for each parcel and all of the improvements located on the Land (individually, a "National Building" and collectively, the "National Improvements");

          (b) all rights, privileges, grants and easements appurtenant to National's interest in the National Land and the National Improvements, including without limitation, all of National's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of -way or other appurtenances used in connection with the beneficial use and enjoyment of the National Land and the National Improvements (the National Land, National Improvements, and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "National Real Property");

          (c) except as set forth on Schedule 1.2(c), all personal property, fixtures, equipment, inventory and computer programming and software owned or licensed by National and located on any of the National Real Property or used at any of the management and corporate offices of National (the "National Personal Property");

          (d) all leases and other agreements with respect to the use and occupancy of the National Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the "National Leases"), and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (the "National Security Deposit") under any Lease in the nature of security for the performance of the Tenant's obligations under such Lease;

          (e) any name by which any of the National Real Property is commonly known, and all goodwill, if any, related to said names (collectively, the "National Tradenames");

          (f) all permits, licenses, guaranties, approvals, certificates and warranties relating to the National Real Property and the National Personal Property (collectively, the "National Permits and Licenses"), all of National's right, title and interest in and to those contracts and agreements for the servicing, maintenance and operation of the

     National Real Property ("National Service Contracts") (together with the National Permits and Licenses and the National Service Contracts, the "National Intangible Property");

          (g) copies of all books, records, promotional material, tenant data, leasing material and forms, current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of National which are or may be used by National in the use and operation of the National Real Property or National Personal Property (collectively, the "National Documents"); provided, however, that National shall retain all originals of same for a minimum of five (5) years after the Closing; and

          (h) all other rights, privileges and appurtenances owned by National, if any, and in any way related to the rights and interests described above in this Section.

     The National Real Property, the National Personal Property, the National Leases, the National Tradenames, the National Intangible Property, the National Documents and the other property interests being conveyed hereunder are hereinafter collectively referred to as the "National Property".

     1.3 The Partners shall contribute to PRLP all of their rights, title and interests, including without limitation, all of their interests in the capital, profits and losses of the Interest Contributing Property Partnership or any property distributable therefrom, so as to transfer one hundred (100%) percent of the entity. The Interest Contributing Property Partnership shall take such action, obtain such consents and approvals, and cause the execution of such documents as may be required by PRLP in furtherance of the exchange of the entire interest of each Partner, including without limitation, the execution and delivery of the Partnership Interest Assignment and Assumption Agreement (the "Interest Assignment"), substantially in the form of Exhibit 1.3 annexed hereto and made a part hereof.

     1.4 (a) The Property Partnerships' Land and the National Land are hereinafter collectively referred to as the "Land" and each individually, a "Land."

     (b) The Property Partnerships' Buildings and the National Buildings are

hereinafter collectively referred to as the "Buildings" and each individually, a "Building."

     (c) The Property Partnerships' Improvements and the National Improvements are hereinafter collectively referred to as the "Improvements."

     (d) The Property Partnerships' Real Property and the National Real Property are hereinafter collectively referred to as the "Real Property" and each individually, a "Real Property."

     (e) The Property Partnerships' Personal Property and the National Personal Property are hereinafter collectively referred to as the "Personal Property."

     (f) The Property Partnerships' Leases and the National Leases are hereinafter collectively referred to as the "Leases" and each individually, a "Property Partnership Lease" or a "National Lease."

     (g) The Property Partnerships' Security Deposits and the National Security Deposits are hereinafter collectively referred to as the "Security Deposits."

     (h) The Property Partnerships' Tradenames and the National Tradenames are hereinafter collectively referred to as the "Tradenames."

     (i) The Property Partnerships' Permits and Licenses and the National Permits and Licenses are hereinafter collectively referred to as the "Permits and Licenses."

     (j) The Property Partnerships' Service Contracts and the National Service Contracts are hereinafter collectively referred to as the "Service Contracts."

     (k) The Property Partnerships' Intangible Property and the National Intangible Property are hereinafter collectively referred to as the "Intangible Property."

     (l) The Property Partnerships' Documents and the National Documents are hereinafter collectively referred to as the "Documents."

     (m) The Property Partnerships' Property and the National Property are hereinafter collectively referred to as the "Property" and each individually, a "Property."

     (n) The Property Partnerships and National are from time to time collectively referred to herein as the "Parties" and each a "Party."


     2.   CONTRIBUTION TERMS; UNITS.

     At Closing, and upon satisfaction of the terms and conditions provided herein, each Asset Contributing Property Partnership agrees to contribute the Property Partnership's Property and each Partner agrees to contribute its entire interest as set forth in Section 1.3, to PRLP or its Permitted Assignees and PRLP agrees (a) to accept the Property Partnerships' Property or the assignments of the Partner's interest in the Property Partnership, and (b) to issue the Property Partnerships' Units (as hereinafter defined) to the Asset Contributing Property Partnerships or Partners that contribute their interest in the Interest Contributing Property Partnerships (collectively the "Property Partnerships' Unit Holders" and each individually, the "Property Partnership's Unit Holders"). The Property Partnerships' Units shall initially constitute approximately 98% of the outstanding Units in PRLP, and shall be as allocated to each Property Partnership or Partner as set forth in Schedule 2.3(a).

     2.2 (a) At Closing, and upon satisfaction of the terms and conditions provided herein, including without limitation, the receipt of the National Shareholder Approval (as defined in Section 6.1(c)), National agrees to transfer the National Property to New Reit or its designee and New Reit agrees (a) to accept the National Property and (b) to issue 32,000 shares of common stock of New Reit, $.01 par value per share (the "Common Stock") to National (the "National Shares"), 3,744 shares of which will immediately be dividended to the National Shareholders on a pro-rata basis in calendar year 1997 and 20,256 shares of which will be dividended to the National Shareholders on a pro-rata basis in January 1998. Such shares of Common Stock of New Reit are based on the assumption that there will be a pro forma net asset value of the Property of $74,100,000 for which a total of 1,482,000 shares of the Common Stock (or interests redeemable therefor) of New Reit will be issued.

     (b) At Closing, New Reit agrees to transfer the National Property to PRLP and, in consideration therefor and certain other cash consideration, PRLP agrees to admit to PRLP, New Reit as a General Partner holding a 3.2 % ownership interest in PRLP.

     2.3 Simultaneous with PRLP accepting the Property Partnerships' Property or the assignment of the Partners' interests, as the case may be, PRLP agrees to issue to the Property Partnerships' Unit Holders units of limited partnership interests in PRLP ("Units") in the aggregate amount of 1,450,000 (collectively, the "Property Partnerships' Units"), which Property Partnerships' Units will be evidenced by certificates (the "Property Partnerships' Certificates") containing the legend set forth in Section 5.5 and which Property Partnerships' Units will be allocated to each Property Partnership (or their respective Partners) as set forth in Schedule 2.3(a) (the "Property Partnership's Units").


     3.   RIGHTS OF INSPECTION

     3.1 PRLP, the Property Partnerships and National, at their sole cost and expense, may perform, or cause to be performed, tests, investigations and studies of or related to the National Property and the Property Partnerships'

Property, respectively, including, but not limited to, soil tests and borings, ground water tests and investigations, percolator tests, surveys, architectural, engineering, subdivision, environmental, access, financial, development studies and other tests, investigations or studies as said party, in its sole discretion, determines is necessary or desirable in connection with the Property of the other Party and may inspect the physical (including environmental) and financial condition of the Property of the other Party, including but not limited to the other Party's Leases, Service Contracts, copies of the other Party's tax returns and the other Party's Property Financials as of and for the years ending December 31, 1994, 1995, 1996 and the interim statements to the extent available, engineering and environmental reports, permits and approvals, which inspection shall be satisfactory to each Party in its sole discretion. The Parties agree to cooperate with each other and with PRLP in such review and inspection and to the extent not yet delivered, shall deliver said documents and information to each other.

     3.2 Each Party, PRLP, their agents and contractors, shall have reasonable access to the other Party's Property and other information pertaining thereto in the possession or within the control of the other Party for the purpose of performing such studies, tests, borings, investigations and inspections for the purposes described in Section 3.1 above. Such right of inspection and the exercise of such right shall not constitute a waiver by any Party of the breach of any representation or warranty of another Party which might, or should, have been disclosed by such inspection. The Parties shall cooperate with each other in facilitating each other's due diligence inquiry and shall obtain, and use commercially reasonable efforts to obtain, any consents that may be necessary in order for the other party to perform same. In addition, each Party shall notify the other Party and PRLP of any dangerous conditions on its Real Property of which said Party has knowledge, including, without limitation, conditions which due to the nature of the borings, studies, investigations, inspections or testing to be performed by or on behalf of the other party may pose a dangerous condition to said party or its agents and contractors.

     3.3 The Property Partnerships shall each bear the costs of Phase I environmental studies (the "Phase I Reports"), Phase II environmental studies, if necessary, (the "Phase II Reports") and all Expenses affecting its Real Property. The Property Partnerships shall also bear the costs of Phase I Reports, Phase II Reports and all Expenses of National, pari passu. "Expenses" shall mean all reasonable costs of the Property Partnerships and National (including legal fees, accounting fees, travel fees, filing fees, printing fees, transfer taxes and due diligence costs), related to all matters contemplated by this Agreement.

     3.4 The Property Partnerships shall provide National with access to any of its books, records, Property Partnerships' Documents and such other information as is necessary and required for National to complete its proxy statement/registration statement on Form S-4 (the "Registration Statement"). National agrees, and agrees to cause all parties who are required to have access to the aforesaid documents to agree, to keep all such information strictly confidential and not to disclose such information to third parties except to the extent that disclosure is required pursuant to SEC rules and regulations.


     4.   TITLE; MATTERS TO WHICH THIS SALE IS SUBJECT.

     4.1 The Property is to be contributed to PRLP subject to the following (collectively, the "Permitted Encumbrances"):

          (a) The liens of real estate taxes, personal property taxes, water charges, and sewer charges provided same are not due and payable, but subject to adjustment as provided herein;

          (b) the rights of those parties occupying space at any of the Improvements (collectively, "Tenants" and each a "Tenant"), as tenants only;

          (c) those restrictions, covenants, agreements, easements, matters and things affecting title to the Real Property as of the date hereof and more particularly described in Schedule 4.1(c) annexed hereto and by this reference made a part hereof and such other easements, covenants and restrictions which are entered into with the consent of PRLP after the date hereof, such consent not to be unreasonably withheld, delayed or conditioned and any additional items not objected to by PRLP in accordance with Section 4.2 below;

          (d) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Real Property including, without limitation, those related to zoning and land use, as of the date hereof;

          (e) the state of facts shown on the surveys described on Schedule 4.1(e) for each of the individual properties comprising the Real Property, and any other state of facts which a recent and accurate survey of the Real Property would actually show, provided same do not impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

          (f) the Service Contracts;

          (g) any installment not yet due and payable of assessments imposed after the date hereof and affecting the Real Property or any portion thereof;

          (h) any utility company rights, easements and franchises to maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under or upon the Real Property, provided same do not impair in other than a de minimus manner the present use of the Real Property;

          (i) prohibition against the interference with the natural and unobstructed flow of any applicable brook crossing the Real Property or other riparian rights, provided same does not impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

          (j) such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage including minor variations between record lines and tax lot lines; and

          (k) the lien of any mortgage being assumed by PRLP on those parcels of Real Property encumbered by such mortgage as of the date hereof (but on the terms and conditions of this Agreement) which mortgages are set forth on Schedules 5.1(i) and 6.1(aa).

     4.2 PRLP has directed Royal Abstract Corporation or such other or additional title insurance companies as may be selected by PRLP (collectively, the "Title Company") to prepare title insurance searches and commitments for owner's title insurance policies for the Real Property (the "Title Commitments"). Subject to Section 1.3, it shall be a condition to Closing that National and each of the Asset Contributing Property Partnerships convey, and that the Title

Company insure, title to each of its Real Property in an amount designated by PRLP (at a standard rate for such insurance) in the name of PRLP or its designee, after delivery of the Deeds, by a standard 1992 ALTA Owners Policy, with such ALTA endorsements as are available in each applicable state where the Real Property is located and as required by the other party attached, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "Title Policy"). The Title Company shall provide affirmative insurance that any (i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) PRLP's contemplated use of the Real Property will not violate the Permitted Encumbrances; and (iii) the exception for taxes shall apply only to the current taxes not yet due and payable. Each Party shall provide such affidavits and undertakings as the Title Company insuring title to said party's Real Property may reasonably require. If any defects, objections or exceptions in the title to the Real Property appear in the Title Policies (other than the Permitted Encumbrances) which PRLP is not required to accept under the terms of this Agreement, the party owning said Real Property may, at its election, undertake to eliminate such unacceptable defects, objections or exceptions, it being agreed that other than (i) judgments against the party owning said Real Property, (ii) mortgages or other liens which can be satisfied by payment of a liquidated amount, and (iii) defects, objections or exceptions which can be removed by payments not to exceed Forty Thousand ($40,000.00) Dollars for each Real Property, and except as provided below, the party owning said Real Property shall have no obligation to incur any expense in connection with curing such defects, objections or exceptions. Any party in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate unacceptable defects, objections or exceptions on its Real Property. Other than the items described in
(i)-(iii) of the preceding sentence, which each Party agrees to cure at its sole cost and expense without regard to the cost thereof (other than as expressly set forth in item (iii)), if, after complying with the foregoing requirements, the Party is unable to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, PRLP shall elect either (w) to terminate this Agreement only with respect to the obligations of the Party hereunder by notice given to the owner of the Real Property in which event the provisions of Section 23 shall apply, or (x) to accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the consideration to be given hereunder for the Property. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances, and standard printed policy and survey exceptions.

     4.3 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than seven (7) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by a Party which said Party is obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by said Party. Each Party shall deliver to PRLP, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which said Party is obligated to pay and discharge pursuant to the terms of this Agreement.

     4.4 If the Title Commitments disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of a Party hereto or its Partners, said Party, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against it, its Partners or any affiliates. Upon request by PRLP, a Party shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.


     5. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY PARTNERSHIPS AND THE PARTNERS.

     5.1 In order to induce National, New Reit and PRLP to perform as required hereunder, each Property Partnership hereby warrants and represents the following only with respect to itself and its Property:


          (a) The Property Partnership is a duly organized and validly existing entity as set forth on Schedule 5.1 (a) annexed hereto, organized under the laws of the State set forth opposite its name on Schedule 5.1 (a), is duly authorized to transact business in said State, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and under such other documents and instruments in order to contribute its Property in accordance with the terms and conditions hereof. All necessary actions of the Property Partnership to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

          (b) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of the Property Partnership and enforceable in accordance with its terms. The performance by the Property Partnership and the Partner of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of its organizational documents or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which it is a party or by which its assets are or may be bound.

          (c) (i) The Property Partnerships' Leases as of June 30, 1997 are set forth in the Property Partnership Rent Roll annexed hereto in Schedule 5.1(d). The Property Partnerships' Leases are valid and bona fide obligations of the landlord of its Real Property and, to the Property Partnership's knowledge, the tenants thereunder and are in full force and effect. Annexed hereto as Schedule 5.1(c) is a true, complete and correct schedule of all new leases and lease renewals currently out for signature to tenants, which Schedule 5.1(c) sets forth the terms and conditions of such new leases or renewals; true, complete and correct copies of such new leases and renewals have been provided to PRLP.

          (ii) To the Property Partnership's knowledge, except as set forth on
     Schedule 5.1(d): no defaults remain uncured pursuant to notices of default sent to any Tenants and no condition exists which, solely with the passage of time or the giving of notice or both, will become a default; the Property Partnerships' Leases constitute all of the leases, tenancies or occupancies affecting the Property Partnership's Real Property on the date hereof; all Tenants have commenced occupancy; there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to acquiring all or a portion of the Property Partnership's Property, nor has any claim been asserted by any Tenant in writing for an offset to its rent, nor is any Tenant currently asserting, in writing, a concession, rebate, allowance or free rent.

          (d) Annexed hereto as Schedule 5.1(d) is a listing (the "Property Partnerships' Rent Roll") of the following as of June 30, 1997, which is true, complete and correct in all material respects for the Property Partnership's Buildings: (i) the name of each Tenant; (ii) the fixed rent being billed; (iii) the expiration date or status of each Lease (including all rights or options to renew); (iv) the Property Partnerships' Security Deposits, if any; (v) whether there is any guaranty of a Tenant's obligations from a third party; (vi) the base year(s) and base year amounts for all items of rent or additional rent billed to each Tenant on that basis; (vii) any arrearages of any Tenant beyond thirty (30) days; and
     (viii) any exceptions to be set forth as required pursuant to Section 5.1(c)(ii).

          (e) To the knowledge of the Property Partnership, it has performed all of the material obligations and observed all of the covenants required of each landlord under the terms of the Property Partnership's Lease with each Tenant. Except as set forth on Schedule 5.1(e) annexed hereto, all work, alterations, improvements or installations required to be made for or on behalf of all Tenants by the Property Partnership pursuant to agreement with Tenants have in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future other than that which is required pursuant to its lease. Except as set forth on Schedule 5.1(e), no work has been performed at any of the Property Partnership's Buildings which would require an amendment to the certificate of occupancy for such building for which an amendment has not been obtained, and any and all work performed at the Property Partnership's Real Property to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All undisputed bills and claims for labor performed and materials furnished to or for the benefit of the Property Partnership's Property arising prior to the Closing Date will be paid in full by the Property Partnership within customary time periods, not to exceed ninety (90) days from the receipt of an invoice by the Property Partnership. To the extent any bills and claims for labor performed and materials furnished to or for the benefit of the Property Partnership's Real Property prior to the Closing Date are disputed, the Property Partnership shall commence any actions related to such bills and claims promptly, such commencement being no later than ninety (90) days from the receipt of an invoice by the Property Partnership, and shall diligently prosecute same to its conclusion.

          (f) There are no service contracts, equipment leases, union contracts, employment agreements or other agreements affecting the Property Partnership's Property or the operation thereof, except the contracts set forth on Schedule 5.1(f) annexed hereto. To the Property Partnership's knowledge with respect to its Property, all of the Property Partnerships'

     Service Contracts are and will on the Closing Date be unmodified (except in the ordinary course of business) and in full force and effect without any material default or claim of material default by the Property Partnership. All sums presently due and payable by the Property Partnership under the Property Partnerships' Service Contracts applicable to its Property have been fully paid and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid by the Property Partnership within customary time periods, not to exceed ninety (90) days from the receipt of an invoice by the Property Partnership.

          (g) Except as set forth on Schedule 5.1(g) annexed hereto and except as covered by insurance, as of July 31, 1997 there are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of the Property Partnership, threatened against or related to the Property Partnership (with respect to the Property Partnership's Property being sold) or to all or any part of the Property Partnership's Property or the environmental condition thereof, or the operation thereof nor has the Property Partnership received any notices of default from a Tenant under a Property Partnership Lease. The Property Partnership shall be permitted to continue to prosecute suits set forth on Schedule 5.1(g) and may initiate suits or actions against former or current tenants.

          (h) Except as set forth on Schedule 5.1(h) annexed hereto, the Property Partnership has received no written notice and has no knowledge of
     (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property Partnership's Real Property, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property Partnership's Real Property, (iii) any proposed or pending special assessments affecting the Property Partnership's Real Property or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Property Partnership's Real Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property Partnership's Real Property. The Property Partnership agrees to furnish PRLP with a copy of any such notice received within two (2) business days after receipt.

          (i) Annexed hereto as Schedule 5.1(i)-1 is a true and correct list of the existing mortgage debt on the Property Partnership's Real Property which will be assumed by PRLP. No other mortgage debt exists on the Property Partnership's Real Property. Annexed hereto as Schedule 5.1(i)-2 is a true and correct list of the existing indemnities and guarantees made in connection with the mortgage debt on the Property Partnership's Real Property, which indemnities and guarantees will be assumed by PRLP. To the extent that the beneficiary of any indemnity or guaranty does not release an indemnitor or guarantor from its obligations thereunder, PRLP agrees to indemnify said indemnitor or guarantor against any claims, damages, losses, costs and expenses incurred by said indemnitor or guarantors in connection with said indemnities and guarantees after the Closing Date.

          (j) Except as set forth on Schedule 5.1(j) annexed hereto, the Property Partnership has no knowledge of any notices, suits, or judgments relating to any violations (including environmental) of any laws, ordinances or regulations affecting the Property Partnership's Real Property, or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Property Partnership's Real Property or the management, operation, use or improvement thereof (collectively, the "Governmental Authorities") contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authorities against or involving the Property Partnership or its Real Property.

          (k) Annexed hereto as Schedule 5.1(k) is a schedule of all leasing commission obligations affecting the Property Partnership's Property. The respective obligations of the Property Partnership and PRLP with respect to said commissions are set forth in Section 14.

          (l) The Property Partnership has not currently: made a general assignment for the benefit of creditors; filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; suffered the attachment or other judicial seizure of all, or substantially all, of its assets; admitted in writing its inability to pay its debts as they come due; or made an offer of settlement, extension or composition to its creditors generally.

          (m) Except as set forth on Schedule 5.1(m), the Property Partnership's Personal Property will on the Closing Date be owned by the Property Partnership free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind, other than liens created by PRLP.

          (n) Except as set forth on Schedule 5.1(n), all leasing and management agreements as of the date hereof to which the Property Partnership is a party are terminable by the Property Partnership upon thirty (30) days notice.

          (o) Except as set forth on Schedule 5.1(o), the Property Partnership has no knowledge of outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Property Partnership's Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Property Partnership's Property, which require or recommend any repairs or work to be done on the Property Partnership's Property of a material nature.

          (p) The combined financial statements including the income and expense statements and the balance sheets of the Property Partnership, excluding only those assets, liabilities and operations not contemplated to be contributed pursuant to this Agreement relating to the ownership and operation of the Property Partnership's Property and the related combined statement of income, partners' capital and cash flows, including the footnotes thereto (the "Property Financials") as of and for the years ending December 31, 1994, 1995 and 1996 and the interim statement for the period ending March 31, 1997 fairly present the combined financial position of the Property Partnership relating to the Property Partnership's Property as at such dates and the combined results of operations and combined cash flows of the Property Partnership relating to the ownership and operation of the Property Partnership's Property for such respective periods, and except as expressly provided otherwise, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby.

          (q) (i) Annexed hereto as Schedule 5.1(q)(i)-1 is a true and complete list of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, directors' fee arrangements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, 401(k) savings plans, multiemployer plans, employee stock purchase and stock option plans, employee welfare plans, severance plans, group life insurance, hospitalization insurance or other similar plans or arrangements (either written or oral, but only to the extent an oral plan provides material benefits) providing for benefits to current employees of the Property Partnership (the "Property Partnership's Plans"). Annexed hereto as
     Schedule 5.1(q)(i)-2 is a true and complete list of all employees of Palm Springs Mile Associates, Ltd. There are no other persons employed by any other Property Partnership.

          (ii) The Property Partnership has complied and currently is in compliance in all material respects, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each Property Partnership's Plan.

          (iii) Notwithstanding anything else set forth herein, other than routine claims for benefits (i) there are no pending claims, threatened litigation (which has been communicated to the Property Partnership in writing), administrative actions or proceedings involving any of the Property Partnership's Plans by any participant in such plan or by any other person, including, without limitation, any governmental agency, and
     (ii) the Property Partnership has not incurred any material liability with respect to any of the Property Partnership's Plans that is currently due and owing and has not yet been satisfied, including, without limitation, under ERISA, the Code or other applicable law, and no event has occurred, and, to the knowledge of the Property Partnership, there exists no condition or set of circumstances (other than liability for benefits under the normal terms of any of the Property Partnership's Plans), that could result in the imposition of any material liability on the Property Partnership with respect to any of the Property Partnership's Plans, including, without limitation, under ERISA, the Code or other applicable law with respect to any of the Property Partnership's Plans or pursuant to which PRLP may incur liability or have liability attributed to it under any Federal, state or local law as a result of the transactions contemplated by this Agreement. To the knowledge of the Property Partnership, there are no facts or circumstances that could subject any of the Property

     Partnership's Plans, related trusts, trustees, administrators or fiduciaries of any of the Property Partnership's Plans, or PRLP or any person dealing with any of the Property Partnership's Plans to any penalties or excise taxes under Section 4971 through 4980B (inclusive) of the Code.

          (r) Except as required by applicable law or provided in any insurance policy listed in Schedule 5.1(r) hereto, the Property Partnership has not committed itself, orally (but only to the extent an oral commitment has been made to provide a material benefit) or in writing, (A) to provide or cause to be provided to any employee of the Property Partnership any payments or provision of any material "welfare" or "pension" benefits (as defined in Sections 3(1) and 3(2) of ERISA) in addition to, or in lieu of, those payments or benefits set forth under any of the Property Partnership's Plans, (B) to continue the payment of, or accelerate the payment of, benefits under any of the Property Partnership's Plans, except as expressly set forth thereunder, or (C) to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit to any employee of the Property Partnership, except as set forth under any of the Property Partnership's Plans or as may be required by law. In addition, except as required by applicable law, the Property Partnership does not have any obligations for post-retirement or post-employment benefits under any of the Property Partnership's Plans that cannot be terminated upon no more than sixty (60) days notice without incurring any liability thereunder.

          (s) To the knowledge of the Property Partnership, there are no aboveground or underground storage tanks or vessels which contain any Contaminants at the Property Partnership's Real Property regardless of whether such tanks or vessels are regulated tanks or vessels or not, except as set forth in the environmental reports listed on Schedule 5.1(s) (the "Partnerships' Reports").

          (t) (i) The Property Partnership does not own or operate any property which must be remediated under Environmental Laws.


          (ii) Except as set forth in the Partnerships' Reports, to the Property Partnership's knowledge, there has not been any Discharge of Contaminants at any of Property Partnership's Real Property.

          (iii) To the knowledge of the Property Partnership, no information request or notice of potential liability has been received by the Property Partnership issued pursuant to CERCLA on comparable state law, with respect to the Property Partnership's Real Property.

          (iv) To the knowledge of the Property Partnership, all pre-existing aboveground and underground storage tanks and vessels, if any, at the Property Partnership's Real Property have been removed any associated Discharge has been remediated in accordance with and pursuant to all applicable Environmental Laws, except as set forth in the Partnerships' Reports.

          (v) To the knowledge of the Property Partnership, there is no asbestos or asbestos-containing material located at any of the Property Partnership's Real Property, except as set forth in the Partnerships' Reports.

          (vi) Except as set forth in the Partnership Reports and to the knowledge of the Property Partnership, there is no electrical equipment containing polychlorinated biphenyls ("PCBs"), located on or affecting the Property Partnership's Real Property.

          (vii) To the knowledge of the Property Partnership, the Property Partnership and the businesses operating on the Property Partnership's Real Property, have obtained all certificates, licenses and permits (the "Permits") required to operate the Property Partnership's Real Property under Environmental Laws, except as set forth in the Partnerships' Reports. To the Property Partnership's knowledge, there is no violation of any Environmental Laws with respect to any Permits, all Permits are in full force and effect, all permits issued to the Property Partnership are transferable with the Property Partnership's Real Property, without additional payment by PRLP, and shall, upon closing, be transferred to PRLP by the Property Partnership.

          (viii) Deleted prior to execution.

          (ix) To the knowledge of the Property Partnership, the Property Partnership's Real Property is in full compliance with Environmental Law. The Property Partnership has not, and shall not knowingly permit any person or entity to engage in any activity on the Property Partnership's Real Property, in violation of Environmental Laws.

          (x) For purposes of this Agreement, the following words shall have the respective meaning set forth below:


               (A) "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. ss.1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, rule or regulation, including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives.

               (B) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or from the Property, regardless of whether the result of an intentional or unintentional action or omission.

               (C) "Environmental Documents" shall mean all environmental documentation in the possession or under the control of a party hereto concerning its Property, or their environs, including, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

               (D) "Environmental Laws" means each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement of any Governmental Authority which impose liability or establish standards of conduct for protection of the environment.

          (u) Each Property Partnership and its affiliated entities, if any, has paid all Taxes due and payable prior to the Closing and timely filed all returns and reports required to be filed prior to the Closing with respect to the ownership and operation of the Property Partnership's Real Property and (by it or any predecessor entity) for which PRLP could be held liable or a claim made against the acquired property. Each such tax return or report is true and correct in all material respects. Each Property

     Partnership and its affiliated entities have paid or provided for a reserve for all Taxes related to the period ending on the Closing Date but required to be paid after the Closing Date with respect to the operation of the Property Partnership's Real Property (by it or any predecessor entity) for which PRLP could be held liable or a claim made against the acquired property. Each Property Partnership has provided or will provide PRLP with a copy of all returns and reports filed for its 1994, 1995 and 1996 taxable year and, if any, returns or reports filed in 1997, prior to Closing. Except as set forth in Schedule 5.1(u), there are no audits or other proceedings by any Governmental Authorities pending or, to the knowledge of the Property Partnership and each of its affiliated entities, threatened with respect to the Taxes resulting from the ownership and operation of the Property Partnership's Real Property (by it or any predecessor entities) for which PRLP could be held liable or a claim made against the acquired property and no agreement extending the period for assessment and collection has been executed with respect thereto. To the knowledge of each Property Partnership and its affiliated entities, no assessment of Taxes is proposed against the Property Partnership (including any predecessor entities) or the Property Partnership's Real Property. The Property Partnership is not party to, and has no liability under (including liability with respect to a predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. True and complete copies of all federal, state and local income or franchise tax returns filed by the Property Partnerships for 1993, 1994, 1995 and 1996 and all communications thereto will be delivered to PRLP or have been or will hereafter promptly be made available to representatives of PRLP.

          (v) No representation or warranty made by the Property Partnership or the Partner contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of the

     Property Partnership to National or PRLP or any of its designees or affiliates pursuant to this Agreement contains or will contain any untrue statement of a material fact (taking into account any knowledge, materiality or other similar qualifiers contained therein) or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

     5.2 In order to induce PRLP to issue the Property Partnerships' Units, the Property Partnerships and each Partner hereby acknowledge their understanding that the issuance of the Property Partnerships' Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations in effect thereunder. In furtherance thereof, each Property Partnership with respect to itself and its Property Partnership's Unit

Holders only and each Partner with respect to itself only, represents and warrants to National, New Reit and to PRLP as follows:

          (a) The Property Partnership and the Property Partnership's Unit Holders are acquiring the Property Partnership's Units solely for their own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof other than to its Partners. The Property Partnership and the Property Partnership's Unit Holders agrees and acknowledges that it is not permitted to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any of the Property Partnership's Units except as provided in this Agreement and the Agreement of Limited Partnership of PRLP (the "PRLP Agreement"), a copy of which is annexed hereto as Exhibit 5.2(a).

          (b) The Property Partnership and the Property Partnership's Unit Holders are knowledgeable, sophisticated and experienced in business and financial matters; the Property Partnership and the Property Partnership's Unit Holders fully understand the limitations on transfer described in this Agreement and the PRLP Agreement. The Property Partnership and the Property Partnership's Unit Holders are able to bear the economic risk of holding the Property Partnership's Units for an indefinite period and are able to afford the complete loss of their investment in the Property Partnership's Units; the Property Partnership and the Property Partnership's Unit Holders have received and reviewed the PRLP Agreement and copies of the documents filed by National since its inception under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all registration statements and related prospectuses and supplements filed by National and declared effective under the Act since its inception (collectively, the "SEC Documents") and have been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, National, New Reit and PRLP and the business and prospects of New Reit and PRLP which the Property Partnership and the Property Partnership's Unit Holders deem necessary to evaluate the merits and risks related to its investment in the Property Partnership's Units; and the Property Partnership and the Property Partnership's Unit Holders understand and have taken cognizance of all risk factors related to the purchase of the Property Partnership's Units.

          (c) The Property Partnership and the Property Partnership's Unit Holders acknowledge that they have been advised that (i) the Property Partnership's Units must be held indefinitely, and the Property Partnership and the Property Partnership's Unit Holders will continue to bear the economic risk of the investment in the Property Partnership's Units, unless they are redeemed pursuant to the PRLP Agreement or are subsequently registered under the Act or an exemption from such registration is available, (ii) it is not anticipated that there will be any public market for the Property Partnership's Units at anytime, (iii) Rule 144 promulgated under the Act is not available with respect to the sale of any securities of PRLP (and that upon redemption of the Property Partnership's Units in PRLP for shares of Common Stock of New Reit a new holding period under Rule 144 may commence), and PRLP has made no covenant, and makes no covenant, to make Rule 144 available with respect to the sale of any securities of PRLP (although New Reit and PRLP have agreed to register the Common Stock pursuant to the Registration Rights Agreement), (iv) a restrictive legend as set forth in Section 5.4(a) below shall be placed on the certificates or instruments representing the Property Partnership's Units, and (v) a notation shall be made in the appropriate records of PRLP indicating that the Property Partnership's Units are subject to restrictions on transfer.

          (d) The Property Partnership and the Property Partnership's Unit Holders also acknowledge that (i) the redemption of the Property Partnership's Units for shares of Common Stock is subject to certain restrictions contained in the PRLP Agreement; and (ii) the shares of said Common Stock which may be received upon such a redemption may, under certain circumstances, be restricted securities and be subject to limitations as to transfer, and therefore subject to the risks referred to in Section 5.2(c) above. Notwithstanding anything herein or in the PRLP Agreement to the contrary, the Property Partnership hereby acknowledges and agrees that it and all the Property Partnership's Unit Holders may not exercise the Redemption Rights (as defined in the PRLP Agreement) until after the date which is one year from the Closing Date.

          (e) The Property Partnership and each of the Property Partnership's Unit Holders is an "accredited investor" (as such term is defined in Rule 501 (a) of Regulation D under the Act).

     5.3 In order to induce National, the Property Partnerships, New Reit and PRLP to perform as required hereunder, each Partner hereby represents the following only with respect to itself and its interest in the Interest Contributing Property Partnership:

          (a) The Partner, where applicable, is a duly organized and validly existing entity as set forth on Schedule 5.3 (a) annexed hereto, organized under the laws of the State set forth opposite its name on Schedule 5.3
     (a), is duly authorized to transact business in said State, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and under such other documents and instruments in order to contribute its interest in accordance with the terms and conditions hereof. All necessary actions of the Partner to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

          (b) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of the Partner and enforceable in accordance with its terms. The performance by the Partner of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of its organizational documents, where applicable, or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which it is a party or by which its assets are or may be bound.

          (c) The Partner is, and immediately prior to the Closing will be, the owner of all of its right, title and interest in the Interest Contributing Property Partnership and at Closing said right, title and interest shall be free and clear of any mortgage, pledge, lien, encumbrance, security interest, option, charges, claim or right of interest of any third party of any nature whatsoever, except as set forth on Schedule 5.3(c).

          (d) The Partner's interest in the Interest Contributing Property Partnership is validly issued and fully paid and has been issued in compliance with applicable securities, partnership, limited liability company and other law. There are no rights, subscriptions, warrants, options, rights of first refusal, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire the Partner's interest which have not been waived in connection with the transactions contemplated hereby.

          (e) The Partner is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of Sections 897(a) or 1445 of the Code related to the withholding of sales proceeds to foreign persons. The Partner shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of the Code sections referred to above ("FIRPTA Affidavits").

     5.4 Except as expressly provided herein, the representations and warranties made by the Property Partnerships and the Partners in this Agreement shall not survive the Closing Date and shall be merged in the delivery of the Deed and the Interest Assignment. Notwithstanding the foregoing, (a) to the extent that an anchor Tenant shall not deliver an Estoppel Certificate, the representations and warranties made in Section 5.1(d) of this Agreement by the Property Partnerships having entered into a Lease with said anchor Tenant shall survive the Closing Date for a period of six (6) months as to any matters contained in the form of Estoppel Certificate agreed to by the parties and (b) the representations and warranties made in Sections 5.2 and 5.3 shall survive the Closing. The Property Partnership agrees to indemnify and defend PRLP, and to hold PRLP harmless from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by PRLP, by reason of or resulting from any breach, of the representations and warranties of the Property Partnership contained in Section 5.1(d) that survive the closing. The foregoing notwithstanding, PRLP shall not have a right to bring a claim against the Property Partnership or any Partner by virtue of any of the representations or warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, and
(ii) until notice of the false or misleading representation or warranty has been given to the Property Partnership or the Partner and the Property Partnership or the Partner has had a reasonable opportunity to cure same. The Property Partnerships and the Partners shall be severally liable for any damages hereunder; provided, however, the liability of the Property Partnership and the Property Partnerships' Unit Holders shall be limited to the Property Partnership's Units only, and the Property Partnerships and the Property Partnerships' Unit Holders shall have no liability for any sum exceeding such Units and shall have no liability whatsoever for any money damages.

     5.5 The Property Partnerships and the Partners hereby acknowledge that each Certificate representing the Property Partnerships' Units shall bear the following legend:

"THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT DATED AS OF _____________, 1997 (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE UNITS ARE SUBJECT TO THE PROVISIONS OF
SECTION 19.1 OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED AUGUST 11, 1997 (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP)."

     6.   REPRESENTATIONS AND WARRANTIES OF NATIONAL AND NEW REIT.

     6.1 In order to induce the Property Partnerships, the Partners, New Reit and PRLP to perform as required hereunder, National hereby warrants and represents the following:

          (a) National is a duly organized and validly existing business trust organized and in good standing under the laws of the State of Massachusetts, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to permit PRLP to acquire the National Property in accordance with the terms and conditions hereof. All necessary actions of the trustees of National to confer such power and authority upon the persons executing this

     Agreement have been taken and all documents which are contemplated by this Agreement on its behalf have been taken or will be taken prior to Closing.

          (b) This Agreement and the agreements and other documents to be executed and delivered by National hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of National, enforceable in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the performance by National of each of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of National or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which National is a party or by which each of its assets are or may be bound.

          (c) National shall use its best efforts to seek, obtain and deliver the consent and approval to the transactions contemplated hereby, including
     (i) the affirmative vote of the holders of a majority of the issued and outstanding shares of beneficial interest of National entitled to vote,
     (ii) the affirmative vote of a plurality of votes cast by unaffiliated shareholders of National and (iii) the amendment of certain provisions of the Restated Declaration of Trust of National to permit the transactions contemplated hereby (collectively, the "National Shareholder Approval").

          (d) National has caused to be delivered to PRLP copies of the SEC Documents and will cause to be delivered to PRLP copies of such additional documents as may be filed by National pursuant to the Act or the Exchange Act on or prior to the Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Closing will be, prepared and filed in compliance with the rules and regulations promulgated by the SEC, and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading.

          (e) The consolidated financial statements included in the SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and present fairly (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of National at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

          (f) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of National's knowledge, threatened, at law or in equity, against National before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent National from performing its obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against National, an adverse decision which might, or which judgment, decree or order does, adversely affect National 's ability to perform its obligations pursuant to, or the Property Partnerships' or PRLP's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

          (g) The execution and delivery of this Agreement and the performance by National of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over National, including, without limitation, the United States of America, or any decision or ruling of any arbitrator to which National is a party or by which National is bound or affected.

          (h) National has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. For purposes of this Agreement, the terms "Subsidiary" and "Subsidiaries" shall mean (i) any entity of which National (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and (ii) any entity in which National (or another specified entity) is a general partner or joint partner.

          (i) Except as disclosed in the SEC Documents filed with the SEC prior to the date hereof or in Schedule 6.1(i), National has conducted its business only in the ordinary course of such business and has not (i) sold or acquired any real estate or (ii) leased all or substantially all of any property or (iii) entered into any financing arrangements in connection therewith or (iv) granted an option to purchase or lease all or substantially all of any property or (v) entered into a contract, letter of intent, term sheet or other similar instrument to do any of the foregoing and there has not been any change, circumstance or event that has resulted in a material adverse effect on the business properties, results of operations or financial condition of National, taken as a whole.

          (j) Except as set forth on Schedule 6.1(j), National does not have any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in its June 30, 1997 unaudited consolidated balance sheet, (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) current liabilities incurred in the ordinary course of business since the date of such balance sheet.

          (k) As of the date hereof: (A) the authorized capital stock of National consists of an unlimited number of shares, (B) all of the outstanding shares of capital stock of National have been duly and validly issued and are fully paid and non-assessable.

          (l) (i) National (A) has filed its federal income tax return for the tax year that ended on December 31, 1996 as a real estate investment trust within the meaning of Sections 856 and 857 of the Code ("REIT"), (B) has complied with all applicable provisions of the Code relating to a REIT for 1991, 1992, 1993, 1994, 1995 and 1996, (C)
     has operated, and intends to continue to operate, in such a manner as to qualify as a REIT through the Closing Date and (D) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to National's knowledge, threatened.

          (ii) National has timely filed with the appropriate taxing authorities all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is complete and accurate in all material respects. All Taxes shown as owed by National on any tax return have been paid or accrued, except for taxes being contested in good faith and for which adequate reserves have been taken. National has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 6.1(l)(ii), National is not a party to any audit, material pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no material claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise tax returns and reports filed by National for 1993, 1994, 1995 and 1996 and all communications relating thereto will be delivered to the Property Partnerships and PRLP or have been or will hereafter promptly be made available to representatives of the Property Partnerships and PRLP. No claim has been made by an authority in a jurisdiction where National does not file tax returns that it is or may be subject to taxation by the jurisdiction. Except as set forth in Schedule 6.1(l)(ii), there is no material dispute or claim concerning any Tax liability of National, (A) claimed or raised by any taxing authority in writing or (B) as to which National has knowledge, and National has not entered into nor intends to enter into any agreements with any taxing authority, including but not limited to closing, indemnification, allocation, sharing or similar agreements.

          (iii) To its knowledge, as of the date hereof, National is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B).

          (iv) To its knowledge, except as set forth in Schedule 6.1(l)(iv), no person or entity which would be treated as an "individual" for purposes of
     Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in National.

          (v) Each corporation or association which is taxable as a corporation for federal income tax purposes and in which National has a direct or indirect interest is either (i) a "qualified REIT subsidiary", as such term is defined in Code Section 856(i), or (ii) a corporation of which less than ten (10%) percent of the voting securities are owned by National and of which the total securities owned by National represent less than five percent of the value of the total assets of National, within the meaning of Code Section 856(c)(5).

          (m) National is not in default under, or in violation of, any provision of its organizational documents.

          (n) All of National's real property and other material assets are owned by National directly.

          (o) Annexed hereto as Schedule 6.1(o) is a true, complete and correct schedule of all of the National Leases as of June 30, 1997. The National Leases are valid and bona fide obligations of the landlord and, to National's knowledge, the tenants thereunder and are in full force and effect. To National's knowledge, except as set forth on Schedule 6.1(o): no defaults remain uncured pursuant to notices of default sent to any Tenants and no condition exists which, solely with the passage of time or the giving of notice or both, will become a default; National has not received any notices of default under the National Leases; the National Leases constitute all of the leases, tenancies or occupancies affecting the National Real Property on the date hereof; all Tenants have commenced occupancy; there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to acquiring all or a portion of the National Property, nor has any claim been asserted by any Tenant in writing for an offset to its rent, nor is any Tenant currently asserting, in writing, a concession, rebate, allowance or free rent. Annexed hereto as Schedule 6.1(o)-2 is a true, complete and correct schedule of all new leases and lease renewals currently out for signature to tenants, which Schedule 6.1(o)-2 sets forth the terms and conditions of such new leases or renewals; true, complete and correct copies of such new leases and renewals have been provided to the Property Partnerships.

          (p) Annexed hereto as Schedule 6.1(p) is a listing (the "National Rent Roll") of the following as of June 30, 1997, which is true, complete and correct in all material respects for each National Building: (i) the name of each Tenant; (ii) the fixed rent actually being billed; (iii) the expiration date or status of each Lease (including all rights or options to renew); (iv) the National Security Deposit, if any; (v) whether there is any guaranty of a Tenant's obligations from a third party, and if so the nature of said guaranty; (vi) arrangements under which any Tenant is occupying space on the date hereof or will in the future, occupy such space; (vii) any written notices given by any Tenant of an intention to vacate space in the future; (viii) the base year(s) and base year amounts for all items of rent or additional rent billed to each Tenant on that basis; and (ix) any arrearages of any Tenant beyond thirty (30) days.

          (q) To the knowledge of National, National has performed all of the material obligations and observed all of the covenants required of the landlord under the terms of the National Leases. Except as set forth on
     Schedule 6.1(q) annexed hereto, all work, alterations, improvements or installations required to be made for or on behalf of all Tenants under the National Leases have in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future other than that which is required pursuant to its Lease. Except as set forth on Schedule 6.1(q), no work has been performed at any National Building which would require an amendment to the certificate of occupancy for such National Building for which an amendment has not been obtained, and any and all work performed at the National Real Property to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All undisputed bills and claims for labor performed and materials furnished to or for the benefit of the National Property arising prior to the Closing Date will be paid in full by National within customary time periods, not to exceed ninety (90) days from the receipt of an invoice by National. To the extent any bills and claims for labor performed and materials furnished to or for the benefit of the National Real Property prior to the Closing Date are disputed, National shall commence any actions related to such bills and claims promptly, such commencement being no later than ninety (90) days from the receipt of an invoice by National, and shall diligently prosecute same to its conclusion.

          (r) There are no service contracts, equipment leases, union contracts, employment agreements or other agreements affecting the National Property or the operation thereof, except the National Service Contracts and the contracts set forth on Schedule 6.1(r) annexed hereto. To National 's knowledge, all of the National Service Contracts are and will on the

     Closing Date be unmodified (except in the ordinary course of business) and in full force and effect without any material default or claim of material default by National. All sums presently due and payable by National under the Service Contracts have been fully paid and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid by National within customary time periods, not to exceed ninety (90) days from the receipt of an invoice by National.

          (s) Except as set forth on Schedule 6.1(s) annexed hereto and except as covered by insurance, there are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of National, threatened against or related to National (with respect to the National Property being sold) or to all or any part of the National Property or the environmental condition thereof, or the operation thereof. National shall be permitted to continue to prosecute suits set forth on
     Schedule 6.1(s) and may initiate suits or actions against former or current tenants.

          (t) Except as set forth on Schedule 6.1(t) annexed hereto, National has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the National Real Property, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the National Real Property, (iii) any proposed or pending special assessments affecting the National Real Property or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the National Real Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the National Real Property. National agrees to furnish the Property Partnerships with a copy of any such notice received within two (2) business days after receipt.

          (u) National has provided PRLP with the reports set forth on Schedule 6.1(u) annexed hereto, which constitute all third-party reports in National's possession or under its control related to the physical condition of the National Real Property which have been prepared within the last four (4) years.

          (v) Except as set forth on Schedule 6.1(v) annexed hereto, National has no knowledge of any notices, suits, or judgments relating to any violations (including environmental) of any laws, ordinances or regulations affecting the National Real Property, or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the National Real Property or the management, operation, use or improvement thereof (collectively, the

     "Governmental Authorities") contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authorities against or involving National or the National Real Property.

          (w) Annexed hereto as Schedule 6.1(w) is a schedule of all leasing commission obligations affecting the National Property. The respective obligations of National and the Property Partnerships with respect to said commissions are set forth in Section 13.

          (x) National has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by National's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such National's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such National's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

          (y) Except as set forth on Schedule 6.1(y), the National Personal Property will on the Closing Date be owned by National free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind, other than liens created by PRLP.

          (z) Except as set forth on Schedule 6.1(z), all leasing and management agreements as of the date hereof to which National is a party are terminable by National upon thirty (30) days notice.

          (aa) Annexed hereto as Schedule 6.1(aa)-1 is a true and correct list of the existing mortgage debt encumbering the National Real Property which is to be assumed by PRLP. No other mortgage debt exists on the National Real Property. Annexed hereto as Schedule 6.1(aa)-2 is a true and correct list of the existing indemnities and guaranties made in connection with the mortgage debt on the National Real Property, which indemnities and guarantees will be assumed by PRLP. To the extent that the beneficiary of any indemnity or guaranty does not release an indemnitor or guarantor from its obligations thereunder, PRLP agrees to indemnify said indemnitor or guarantor against any claims, damages, losses, costs and expenses incurred by said indemnitor or guarantor in connection with said indemnities or guarantees after the Closing Date.

          (bb) To the knowledge of National, there are no aboveground or underground storage tanks or vessels which contain any Contaminants at the National Real

     Property regardless of whether such tanks or vessels are regulated tanks or vessels or not, except as set forth on Schedule 6.1(bb).


          (cc) National has no knowledge of outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the National Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the National Property, which require or recommend any repairs or work to be done on the National Property of a material nature.

          (dd) The combined financial statements, including the income and expense statements and the balance sheets of National and its affiliates, excluding only those assets, liabilities and operations not contemplated to be contributed pursuant to this Agreement relating to the ownership and operation of the National Property and the related combined statement of income, partners' capital and cash flows, including the footnotes thereto (the "Property Financials") as of and for the years ending December 31, 1994, 1995, 1996 and the interim for the period ending March 31, 1997, which shall be reviewed by the Accountant, fairly present the combined financial position of National relating to the National Property as at such dates and the combined results of operations and combined cash flows of National LLC relating to the ownership and operation of the National Property for such respective periods, in each case, except as may be expressly provided to the contrary, in accordance with GAAP consistently applied for the periods covered thereby.

          (ee) (i) Annexed hereto as Schedule 6.1(ee)(i) is a true and complete list of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, directors' fee arrangements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, 401(k) savings plans, multiemployer plans, employee stock purchase and stock option plans, employee welfare plans, severance plans, group life insurance, hospitalization insurance or other similar plans or arrangements (either written or oral, but only to the extent an oral plan provides material benefits) providing for benefits to current employees of National (the "National Plans").

          (ii) National has complied and currently is in compliance in all material respects, both as to form and operation, with the applicable provisions of ERISA and the Code with respect to each National Plan.

          (iii) Notwithstanding anything else set forth herein, other than routine claims for benefits (i) there are no pending claims, threatened litigation (which has been communicated to National in writing), administrative actions or proceedings involving any of the National Plans by any participant in such plan or by any other person, including, without limitation, any governmental agency, and (ii) National has not incurred any material liability with respect to any of the National Plans that is currently due and owing and has not yet been satisfied, including, without limitation, under ERISA, the Code or other applicable law, and no event has occurred and, to the knowledge of the current partners of National, there exists no condition or set of circumstances (other than liability for benefits under the normal terms of any of the National Plans) that could result in the imposition of any material liability on National with respect to any of the National Plans, including, without limitation, under ERISA, the Code or other applicable law with respect to any of the National Plans or pursuant to which PRLP may incur liability or have liability attributed to it under any Federal, state or local law as a result of the transactions contemplated by this Agreement. To the knowledge of National, there are no facts or circumstances that could subject any of the National Plans, related trusts, trustees, administrators or fiduciaries of any of the National Plans, or PRLP or any person dealing with any of the National Plans to any penalties or excise taxes under Section 4971 through 4980B (inclusive) of the Code.

          (ff) Except as required by applicable law or provided in any insurance policy listed in Schedule 6.1(ff) hereto, National has not committed itself, orally (but only to the extent an oral commitment has been made to provide a material benefit) or in writing, (A) to provide or cause to be provided to any employee of National any payments or provision of any material "welfare" or "pension" benefits (as defined in Sections 3(l) and 3(2) of ERISA) in addition to, or in lieu of, those payments or benefits set forth under any of the National Plans, (B) to continue the payment of, or accelerate the payment of, benefits under any of the National Plans, except as expressly set forth thereunder, or (C) to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit to any employee of National, except as set forth under any of the National Plans or as may be required by law. In addition, except as required by applicable law, National does not have any obligations for post-retirement or post-employment benefits under any of the National Plans that cannot be terminated upon no more than sixty (60) days notice without incurring any liability thereunder.

          (gg) (i) National does not own or operate any property which must be remediated under Environmental Laws.

          (ii) Except as disclosed in Schedule 6.1(gg)(ii), to National's knowledge, there has not been any Discharge of Contaminants at the National Real Property.

          (iii) To the knowledge of National, no information request or notice of potential liability has been received by National issued pursuant to CERCLA or comparable state laws, with respect to the National Real Property.

          (iv) To the knowledge of National, all pre-existing aboveground and underground storage tanks and vessels, if any, at the National Real Property have been removed and any associated Discharge has been remediated in accordance with and pursuant to all applicable Environmental Laws, except as set forth on Schedule 6.1(gg)(iv).


          (v) To the knowledge of National, there is no asbestos or asbestos containing material located at any of the National Real Property except as set forth on Schedule 6.1(gg)(v).

          (vi) Except as set forth in Schedule 6.1(gg)(vi), to the knowledge of National, there is no electrical equipment containing PCBS located on or affecting the National Real Property.

          (vii) To the knowledge of National, National and all the businesses operating on the National Real Property have obtained all Permits required to operate the National Real Property under Environmental Laws, except as set forth in Schedule 6.1(gg)(vii). To National's knowledge, there is no violation of any Environmental Laws with respect to any Permits, all Permits are in full force and effect, all Permits issued to National are transferable with the National Real Property , without additional payment by PRLP, and shall, upon closing, be transferred to PRLP by National.

          (viii) Deleted prior to execution.

          (ix) To the knowledge of National, The National Real Property is in full compliance with Environmental Laws. National has not, and shall not knowingly permit any person or entity to engage in any activity on the National Real Property, in violation of Environmental Laws.

          (hh) Annexed hereto as Schedule 6.1(hh) is a listing of the following, which is true, complete and correct in all material aspects for each Real Property contributed to PRLP: (i) its adjusted basis as of June 30, 1997;
     (ii) the date placed in service; (iii) the depreciation method; and (iv) the remaining useful life.

          (ii) No representation or warranty made by National contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of National to the Property Partnerships or PRLP or any of its designees or affiliates pursuant to this Agreement contains or will contain any untrue statement of a material fact (taking into account any knowledge, materiality or other similar qualifiers contained therein) or, to National's knowledge, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

          (jj) Annexed hereto as Schedule 6.1(jj) is a true and accurate copy of all the record owners of National and, except as set forth on said Schedule 6.1(jj), no individual owns more than five (5%) percent of the stock of National.


     The representation and warranties made by National in this Agreement shall not survive the Closing Date.

     6.2 In order to induce the Property Partnerships, the Partners, National and PRLP to perform as required hereunder, New Reit represents and warrants to the Property Partnerships, the Partners, National and PRLP as follows:

          (a) New Reit is a duly organized and validly existing corporation organized and in good standing under the laws of the State of Maryland, has all requisite powers and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments. All necessary actions of the corporate offices of New Reit to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken. New Reit is a newly formed corporation which has not engaged in any activities other than in connection with the transactions contemplated hereby.

          (b) This Agreement and the agreements and other documents to be executed and delivered by New Reit hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of New Reit, enforceable in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the performance by New Reit of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by New Reit hereunder will not conflict with, or result in a breach of , or default under, any provision of any of the organizational documents of New Reit or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which New Reit is a party or by which its assets are or may be bound.

          (c) No action suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of New Reit's knowledge, threatened, at law or in equity, against New Reit's before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent New Reit's from performing its obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against New Reit, an adverse decision which might, or which judgment, decree or order does, adversely affect New Reit's ability to perform its obligations pursuant to, or any party's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

          (d) The execution and delivery of this Agreement and the performance by New Reit of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over New Reit, including, without limitation, the United States of America, the State of Maryland or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which New Reit is a party or by which it is bound or affected.

          (e) New Reit has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

          (f) The shares of Common Stock to be issued by New Reit upon redemption of the Property Partnerships' Units are duly authorized and reserved for issuance and upon issuance, will be validly issued, fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

          (g) As of the date hereof: (A) the authorized capital stock of New Reit consists of 100,000,000 shares of its Common Stock and 30,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"); (B) the issued and outstanding shares of capital stock of New Reit consists of 47,660 shares of Common Stock; (C) no shares of Preferred Stock were outstanding; and (D) all the outstanding shares of capital stock of New Reit have been duly and validly issued and are fully paid and non-assessable. All of the outstanding capital stock of New Reit is owned by National. No preferred stock will be issued at Closing.

          (h) New Reit agrees to elect to be taxed as a REIT in its first federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The provisions of this Section 6.2(h) shall survive the Closing.

     The representations and warranties made by New Reit in this Agreement shall not survive the Closing Date, except as otherwise set forth herein.

     7.   REPRESENTATIONS AND WARRANTIES OF PRLP.

     7.1 In order to induce the Property Partnerships, the Partners and National to perform as required hereunder, PRLP hereby warrants and represents the following:


          (a) PRLP is a duly organized and validly existing limited partnership organized and in good standing under the laws of the State of Delaware, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to acquire the Property in accordance with the terms and conditions hereof. All necessary actions of the partners of PRLP to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

          (b) This Agreement and the agreements and other documents to be executed and delivered by PRLP hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of PRLP, enforceable in accordance with the terms of this Agreement. The performance by PRLP of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by PRLP hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of PRLP or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which PRLP is a party or by which its assets are or may be bound.

          (c) The Units to be issued hereunder are duly authorized and, when issued by PRLP, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, other than any claim or rights of any third party resulting from the action or inaction of the holder of the Units.

          (d) PRLP has furnished to the Property Partnerships and National a true and complete copy of the PRLP Agreement, as amended to date.

          (e) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of PRLP's knowledge, threatened, at law or in equity, against PRLP before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent PRLP from performing its obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against PRLP, an adverse decision which might, or which judgment, decree or order does, adversely affect PRLP's ability to perform its obligations pursuant to, or any party's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this

     Agreement or the transactions contemplated hereby.

          (f) The execution and delivery of this Agreement and the performance by PRLP of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over PRLP, including, without limitation, the United States of America, the States of Delaware, New York, Florida, Massachusetts, Connecticut and New Jersey or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which PRLP is a party or by which it is bound or affected.

          (g) PRLP has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

     7.2 The representations and warranties made by PRLP in this Agreement shall not survive the Closing Date.

     8.   COVENANTS OF THE PROPERTY PARTNERSHIPS, THE PARTNERS AND NATIONAL.

     8.1 Each of the Property Partnerships and National covenant and agree that between the date hereof and the Closing Date each shall perform or observe the following with respect to its Real Property only:

          (a) Each Party will operate and maintain its Real Property in the ordinary course of business and use reasonable efforts to reasonably preserve for PLRP its relationships with each of its Tenants, suppliers, managers, employees and others having on-going relationships with its Real Property. The Parties will not defer taking any actions or spending any funds, or otherwise manage their Real Property differently, due to the transaction contemplated by this Agreement.

          (b) The Parties as landlords, will not enter into any new leases with respect to their Property, or renew or modify any Lease, without PRLP's prior written consent; provided, however that the Parties shall be permitted to enter into new leases, renewals or modifications upon prior notice to, but without the prior written consent of, PRLP so long as such lease, renewal or modification is on market terms and conditions with bona fide third parties and is the type of transaction which the Party currently enters into in the ordinary course of its business.

          (c) None of the Parties shall:


               (i) Enter into any agreement requiring it to do work for any Tenant after the Closing Date without first obtaining the prior written consent of PRLP unless such agreement, in the Party's reasonable opinion, is on market terms and conditions with bona fide third parties and is the type of agreement which the Party currently enters into in the ordinary course of its business, in which case no consent of PRLP will be required; or

               (ii) Accept the surrender of any Service Contract or Lease, or grant any concession, rebate, allowance or free rent, except in its ordinary course of business on market terms, with bona fide third parties and upon prior written notice to PRLP; or

               (iii) Establish, adopt or amend any employee benefit plans (severance or otherwise) or collective bargaining agreement, grant any options, or increase in any manner the compensation or fringe benefits of any director, officer or employee or other personnel (whether employees or independent contractors) or pay any benefit not payable under any existing agreement or plan, except (A) in the ordinary course of business and consistent with past practices and as required by law, provided that, before entering into any employment agreement or increasing or agreeing to increase the compensation, bonuses or other benefits of any employee in the ordinary course of business and as required by law, said Party shall first have consulted in good faith with PRLP with respect to the terms of any such employment agreement or increase in compensation, bonuses or other benefits; or
          (B) in connection with the transactions contemplated by this Agreement for which PRLP would not have any liability.

          (d) The Parties shall not, between the date hereof and the Closing Date, apply any Security Deposits with respect to any Tenant in occupancy on the Closing Date, except in its ordinary course of business.

          (e) Between the date hereof and the Closing Date, the Parties will not renew, extend or modify any of the Service Contracts without the prior written consent of PRLP unless such is done by in the ordinary course of its business and such Service Contracts contain a right to terminate on thirty (30) days' notice with no material cost to exercise such right, in which case no consent of PRLP will be required.

          (f) The Parties shall not remove any of their Personal Property located in or on its Real Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances except to the extent the original Personal Property was so encumbered and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to PRLP, other than expressly provided herein.


          (g) The Parties shall, upon request of PRLP at any time after the date hereof, assist PRLP in its preparation of audited financial statements, statements of income and expense, and such other documentation as PRLP may reasonably request, covering the period of the Parties' ownership of the Real Property.

          (h) Between the date hereof and the Closing Date, the Parties will make all required payments under any mortgage affecting their Real Property (other than payments due at stated maturity) within any applicable grace period, but without reimbursement by PRLP therefor. The parties shall also comply with all other material terms covenants, and conditions of any mortgage on the Real Property.

          (i) The Parties shall not cause or permit their Real Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred without the consent of PRLP.

          (j) The Parties agrees to maintain and keep in full force and effect the hazard, liability and casualty insurance policies they are currently maintaining.

          (k) The Parties shall permit each other Party and PRLP and its and their respective authorized representatives to inspect the Documents of its operations at all reasonable times upon reasonable notice.

          (l) Each Party shall:

               (i) promptly notify PLRP of, and promptly deliver to PRLP, a certified true and complete copy of any notice said Party may receive, on or before the Closing

          Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants.

               (ii) contemporaneously with the signing and delivery of this Agreement, and subsequently promptly upon receipt by said Party or its representatives, deliver to PRLP a certified true and complete copy of all Environmental Documents.

          (m) The Parties shall diligently pursue obtaining waivers of any rights of first refusal for the Property presently held by any third parties at no cost to PRLP, and shall provide PRLP with copies of all requests for such waivers.

          (n) Each Party at its sole cost and expense, shall complete all work under construction at its Real Property, including the work shown on Schedules 5.1(e) and 6.1(s), in accordance with the obligation giving rise to such work having to be performed, and shall obtain and deliver to PRLP, as soon as practical, all final certificates of completion and occupancy, or other documentation reasonably satisfactory to PRLP, evidencing the acceptance of said work by all appropriate governmental authorities having jurisdiction thereover and the party for whom the work is being so performed; said obligations shall survive Closing.

     8.2 The Property Partnerships and National have each delivered to PRLP Property Financials certified by Ernst & Young LLP and Bernardi, Alfin & Koos, L.L.C., respectively, for the calendar years 1994, 1995 and 1996, and reviewed by such accountants for any interim period during the period from January 1, 1997 through March 31, 1997, in all instances prepared in accordance with the standards and presenting the type of information as described in Sections 5.1(p) and 6.1(dd). The Property Partnerships and National shall each deliver to PRLP unaudited Property Financials for the interim period from April 1, 1997 through September 30, 1997, five (5) days prior to the Closing, or earlier if required pursuant to the Registration Statement.

     8.3 The Parties covenant and agree that they shall timely provide each other with drafts of any pertinent documentation in connection with leasing matters, Service Contracts and agreements for work to be done on behalf of tenants and shall keep each other informed of all substantive negotiations and discussions with respect to the foregoing matters on an on-going basis.

     8.4 National covenants and agrees to take such action and execute and deliver such other documents (including without limitation the filing of a proxy statement and/or a registration statement with the Securities and Exchange Commission) to effectuate the consummation of the transactions contemplated by this Agreement. The Property Partnerships covenant and agree to cooperate and provide such information as is reasonably necessary to assist National in its delivery of the aforesaid documents.

     8.5 National shall not, and National shall cause its trustees, advisors, officers, employees, agents and affiliates, or any investment banker engaged by it not to, directly or indirectly, solicit or initiate the submission of proposals or offers from, or solicit, encourage, entertain or enter into any agreement, arrangement or understanding with, or solicit or initiate any discussions with, or furnish any information to, any corporation, partnership, person or other entity or group, other than the Property Partnerships or a representative thereof, with respect to the transfer of all or any part of the National Property, or with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving any purchase of all or any significant portion of the assets or equity securities of National; provided, however, that National may furnish information concerning its business, properties or assets to a corporation, partnership, person or other entity or group which has made an unsolicited bona fide offer to National to acquire its assets and, following receipt of such an offer, may negotiate and take any of the actions otherwise prohibited by this Section 8.5 with respect to such corporation, partnership, person or other entity or group if counsel to National advises the Board of Trustees of National that the failure to furnish such information or negotiate with such corporation, partnership, person or other entity or group might subject National's trustees to liability for breach of their fiduciary duties under applicable law. In the event that National shall receive an offer of the type referred to in this
Section 8.5 (a "Competing Offer"), it shall promptly inform PRLP and the Property Partnerships as to any such offer.

     8.6 National shall remain in existence as a REIT and shall not adopt any plan of liquidation or dissolution or revoke its REIT status (if such REIT status is permitted or unless required as a result of the transactions contemplated by this Agreement) for a minimum of one (1) year from the Closing.

     8.7 Each of the Partners, with respect to itself only, covenant and agree that between the date hereof and the Closing Date it shall not:

          (a) Sell or transfer any portion of its interest in the Interest Contributing Property Partnership; or

          (b) Place any mortgage, pledge, lien, encumbrance, security interest, option, charge, claim or right of interest in any third party of any nature whatsoever on its interest in the Interest Contributing Property Partnership.

     8.8 National shall dividend a portion of the National Shares to the National Shareholders on a pro-rata basis as follows: 3,744 shares in calendar year 1997 and 20,256 shares in January 1998. The provisions of this Section 8.8 shall survive the Closing.

     8.9 National covenants and agrees that it shall timely file income tax returns from the date hereof through and including December 31, 1998.

     9.   INTENTIONALLY DELETED.

     10.  ESTOPPEL CERTIFICATES.

     10.1 Each Party agrees to deliver to each of the anchor Tenants at its Real Property, no later than thirty (30) days after the date hereof, an estoppel certificate in form reasonably satisfactory to the Parties for Tenant's execution, completed to reflect the Tenant's particular Lease status. The Parties agree to use commercially reasonable efforts to obtain from all anchor Tenants the estoppel certificates in such form; provided, however, that (a) estoppel certificates from Tenants dated on or after January 1, 1997 shall be deemed acceptable for purposes of this Agreement and (b) if any anchor Tenant shall refuse to execute an estoppel letter in such form, the Parties shall nevertheless use commercially reasonable efforts to obtain estoppel certificates in the form in which each anchor Tenant is obligated to deliver same as provided in its Lease. The Parties agree to deliver to PRLP copies of all estoppel letters received by Tenants in the form received by such Party. The estoppel certificates required to be obtained pursuant to this Section 9 are collectively referred to as the "Estoppel Certificates".

     11.  CLOSING.

     11.1 The consummation of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022 three (3) business days after the receipt of the National Shareholder Approval (the "Closing Date").

     11.2 On the Closing Date, the Property Partnerships, at their sole cost and expense, will deliver or cause to be delivered to PRLP the following documents, fully executed by all parties thereto other than PRLP or parties claiming by, through or under PRLP:

          (a) With respect to the Asset Contributing Property Partnerships, Bargain and Sale Deeds or similar type deeds in the appropriate jurisdictions (collectively, the "Property Partnerships' Deeds") with covenant in proper statutory form for recording so as to convey to PRLP good and marketable title to the Property Partnerships' Land, free and clear of all liens and encumbrances, except the Permitted Encumbrances. The delivery of each Property Partnerships' Deed shall also be deemed to constitute a transfer of the Property Partnerships' Personal Property associated with the Property Partnerships' Land conveyed by the Property Partnerships' Deed; the delivery of all of the Property Partnerships' Deeds shall be deemed to constitute a transfer of the balance of the Property Partnerships' Personal Property to PRLP. No portion of the fair market value is attributable to the Property Partnerships' Personal Property.

          (b) All original Property Partnerships' Leases and all other documents pertaining thereto, and certified copies of such the Property Partnerships' Leases or other documents where the Property Partnership, using its best efforts, is unable to deliver originals of same.

          (c) All other original documents or instruments referred to herein, including without limitation the Property Partnerships' Service Contracts, the Property Partnerships' Licenses and Permits and the Property Partnerships' Documents, and certified copies of same where the Property Partnership, using its best efforts, is unable to deliver originals.

          (d) A letter to Tenants advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to PRLP or its designee, as PRLP shall so direct.


          (e) Duly executed and acknowledged assignment and assumption of all the Property Partnerships' Leases, the Property Partnerships' Rents and the Property Partnerships' Security Deposits substantially in the form to be agreed to by the Parties.

          (f) Duly executed and acknowledged Omnibus Assignment.

          (g) An affidavit, and such other document or instruments required by the Title Company, executed by the Property Partnerships certifying (i) against any work done or supplies delivered to the Property Partnerships' Real Property which might be grounds for a materialman's or mechanic's lien under or pursuant to applicable Lien Law, in form sufficient to enable the Title Company to affirmatively insure PRLP against any such lien, (ii) that the signatures on the Deed are sufficient to bind the Property Partnerships and convey the Property Partnerships' Property to PRLP and (iii) the Property Partnerships' Rent Roll.

          (h) Affidavits and other instruments, including but not limited to all organizational documents of the Property Partnerships and the Property Partnerships' general partner or manager, as applicable, including operating agreements, filed copies of limited liability certificates, articles of organization, and good standing certificates, reasonably requested by PRLP and the Title Company evidencing the power and authority of the Property Partnerships to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

          (i) The original Estoppel Certificates required hereunder relating to the Property Partnerships' Real Property.

          (j) A list of all cash security deposits and all non-cash security deposits (including letters of credit) delivered by Tenants under the Property Partnerships' Leases, together with other instruments of assignment, transfer or consent as may be necessary to permit PRLP to realize upon same.

          (k) A certificate indicating that the representations and warranties of the Property Partnerships made in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

          (l) A Rent Roll for each Real Property, current as of the Closing Date, certified by the Property Partnerships as being true and correct in all material respects.

          (m) All proper instruments as shall be reasonably required for the conveyance to PRLP of all right, title and interest, if any, of the Property Partnerships in and to any award or payment made, or to be made,
     (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Property Partnerships' Improvements, (ii) for damage to the Property Partnerships' Land or the Property Partnerships' Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Property Partnerships' Land or the Property Partnerships' Improvements.

          (n) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by an officer of the Property Partnerships to the effect that the Property Partnerships is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

          (o) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by the Property Partnerships as may be required of the Property Partnerships by law in connection with the conveyance of the Property Partnerships' Property to PRLP, including but not limited to, Internal Revenue Service forms.

          (p) A statement setting forth all adjustments and prorations.

          (q) A Tradenames Assignment Agreement substantially in the form previously agreed to by the parties.

          (r) Deleted prior to execution.

          (s) Deleted prior to execution.

          (t) Waivers of rights of first refusal, or evidence of the lapse of said rights, in form reasonable satisfactory to PRLP, with respect to any of the Property Partnerships' Property which is subject to said rights.

          (u) To the extent not previously delivered, the Property Financials for the years ending December 31, 1994, 1995, 1996 and for the period commencing January 1, 1997 to the Closing except to the extent a Property was acquired after such date, certified by an officer, general partner or member of the Property Partnerships.

          (v) Evidence of compliance with the Connecticut Transfer Act.

          (w) Duly executed counterpart of the PRLP Agreement, executed by the Property Partnerships' Unit Holders.

          (x) Duly executed counterpart of the Registration Rights Agreements, executed by the Property Partnerships' Unit Holders.

          (y) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this

     Agreement.

     11.3 On the Closing Date, National will deliver or cause to be delivered to New Reit the following documents, fully executed by all parties thereto other than New Reit or parties claiming by, through or under New Reit:

          (a) Special Warranty Deed with covenant in proper statutory form for recording so as to convey to New Reit or its designee good and marketable title to the National Land, free and clear of all liens and encumbrances, except the Permitted Encumbrances. The delivery of the Deed shall also be deemed to constitute a transfer of the National Personal Property associated with the National Land conveyed by the National Deed; the delivery of the National Deed shall be deemed to constitute a transfer of the balance of the National Personal Property to New Reit. No portion of the fair market value is attributable to the National Personal Property.

          (b) All original National Leases and all other documents pertaining thereto, and certified copies of such National Leases or other documents where National, using its best efforts, is unable to deliver originals of same.

          (c) All other original documents or instruments referred to herein, including without limitation the National Service Contracts, National Licenses and Permits and National Documents, and certified copies of same where National, using its best efforts, is unable to deliver originals.

          (d) A letter to Tenants advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to New Reit or its designee, as New Reit shall so direct.

          (e) Duly executed and acknowledged assignment and assumption of all National Leases, National Rents and National Security Deposits substantially in the form to be agreed to by the parties.

          (f) Duly executed and acknowledged Omnibus Assignment.

          (g) An affidavit, and such other document or instruments required by the Title Company, executed by National certifying (i) against any work done or supplies delivered to the National Real Property which might be grounds for a materialman's or mechanic's lien under or pursuant to applicable Florida law, in form sufficient to enable the Title Company to affirmatively insure PRLP against any such lien, (ii) that the signatures on the Deed are sufficient to bind National and convey the National Property to New Reit and (iii) the National Rent Roll.

          (h) Affidavits and other instruments, including but not limited to all organizational documents of National, as applicable, including articles of incorporation, by-laws, and good standing certificates, reasonably requested by New Reit and the Title Company evidencing the power and authority of National to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

          (i) The original Estoppel Certificates relating to the National Real Property.

          (j) A list of all cash security deposits and all non-cash security deposits (including letters of credit) delivered by Tenants under the National Leases, together with other instruments of assignment, transfer or consent as may be necessary to permit New Reit to realize upon same.

          (k) A certificate indicating that the representations and warranties of National made in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

          (l) A Rent Roll for each Real Property, current as of the Closing Date, certified by National as being true and correct in all material respects.

          (m) All proper instruments as shall be reasonably required for the conveyance to New Reit of all right, title and interest, if any, of National in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the National Improvements, (ii) for damage to the National Land or the National Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the National Land or National Improvements.

          (n) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by an officer of National to the effect that National is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

          (o) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by National as may be required of National by law in connection with the conveyance of the National Property to New Reit, including but not limited to, Internal Revenue Service forms.

          (p) A statement setting forth all adjustments and prorations.

          (q) A Tradenames Assignment Agreement substantially in the form previously agreed to by the parties.


          (r) Legal opinion of Bingham, Dana & Gould, counsel to National, in form satisfactory to New Reit for the benefit of New Reit and PRLP.

          (s) Deleted prior to execution.

          (t) Waivers of rights of first refusal, or evidence of the lapse of said rights, in form reasonable satisfactory to New Reit, with respect to any of the National Property which is subject to said rights.

          (u) To the extent not previously delivered, the Property Financials for the years ending December 31, 1994, 1995, 1996 and for the period commencing January 1, 1997 to the Closing, certified by the chief financial officer of National.

          (v) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

     11.4 On the Closing Date, PRLP its sole cost and expense, will deliver or cause to be delivered to the Parties the following documents, fully executed by all parties thereto other than the Parties or parties claiming by, through or under the Parties:

          (a) The Property Partnership Certificates.

          (b) Duly executed and acknowledged assignment and assumption of all Leases, Rents and Security Deposits.

          (c) Duly executed and acknowledged Omnibus Assignment.

          (d) A certificate indicating that the representations and warranties of PRLP made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof.

          (e) Affidavits and other instruments, including but not limited to all organizational documents of PRLP including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and good standing certificates, reasonably requested by the Property Partnerships and National evidencing the power and authority of PRLP to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

          (f) Duly executed counterpart of PRLP Agreement.

          (g) Duly executed counterpart of Management Agreement.

          (h) Duly executed counterpart of Non-Competition Agreement.


          (i) Duly executed counterpart of Interest Assignments with respect to each of the Partners.

          (j) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

     11.5 On the Closing Date, New Reit, at its sole cost and expense, will deliver or cause to be delivered to PRLP the following documents, fully executed by all parties thereto other than PRLP or parties claiming by, through or under
PRLP:

          (a) Duly executed counterpart of the PRLP Agreement.

          (b) Duly executed counterpart of the Registration Rights Agreements.

          (c) Duly executed counterpart of Non-Competition Agreement.

          (d) Duly executed counterpart of Management Agreement.

          (e) Duly executed Prudential Note.

          (f) Either the Special Warranty Deed set forth in Section 11.3(a) designating PRLP as transferee or Quitclaim Deed in proper statutory form for recording so as to convey to PRLP title to the National Land, free and clear of all liens and encumbrances, except the Permitted Encumbrances. The delivery of the Special Warranty Deed or Quitclaim Deed shall also be deemed to constitute a transfer of the National Personal Property associated with the National Land conveyed by the National Deed; the delivery of the Special Warranty Deed or Quitclaim Deed shall be deemed to constitute a transfer of the balance of the National Personal Property to PRLP. No portion of the fair market value is attributable to the National Personal Property.

          (g) All original National Leases and all other documents pertaining thereto, and certified copies of such National Leases or other documents where National, using its best efforts, is unable to deliver originals of same.

          (h) All other original documents or instruments referred to herein, including without limitation the National Service Contracts, National Licenses and Permits and National Documents, and certified copies of same where National, using its best efforts, is unable to deliver originals.

          (i) A letter to Tenants advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to PRLP or its designee, as PRLP shall so direct.

          (j) Duly executed and acknowledged assignment and assumption of all National Leases, National Rents and National Security Deposits substantially in the form to be agreed to by the parties.

          (k) Duly executed and acknowledged Omnibus Assignment.

          (l) An affidavit, and such other document or instruments required by the Title Company, executed by New Reit certifying that the signatures on the Deed are sufficient to bind New Reit and convey the National Property to PRLP.

          (m) Affidavits and other instruments, including but not limited to all organizational documents of New Reit, as applicable, including articles of incorporation, by-laws, and good standing certificates, reasonably requested by PRLP and the Title Company evidencing the power and authority of New Reit to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

          (n) The original Estoppel Certificates relating to the National Real Property.

          (o) A list of all cash security deposits and all non-cash security deposits (including letters of credit) delivered by Tenants under the National Leases, together with other instruments of assignment, transfer or consent as may be necessary to permit PRLP to realize upon same.

          (p) A Rent Roll for each Real Property, current as of the Closing Date, certified by National as being true and correct in all material respects.

          (q) All proper instruments as shall be reasonably required for the conveyance to PRLP of all right, title and interest, if any, of New Reit in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the National Improvements, (ii) for damage to the National Land or the National Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and
     (z) for any taking in condemnation or eminent domain of any part of the National Land or National Improvements.

          (r) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by an officer of New Reit to the effect that New Reit is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

          (s) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by New Reit as may be required of New Reit by law in connection with the conveyance of the National Property to PRLP, including but not limited to, Internal Revenue Service forms.

          (t) A statement setting forth all adjustments and prorations.

          (u) A Tradenames Assignment Agreement substantially in the form previously agreed to by the parties.

          (v) Deleted prior to execution.

          (w) Waivers of rights of first refusal, or evidence of the lapse of said rights, in form reasonable satisfactory to PRLP, with respect to any of the National Property which is subject to said rights.

          (x) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

     11.6 On the Closing Date, New Reit, at its sole cost and expense, will deliver or cause to be delivered to National the following documents, fully executed by all parties thereto other than National or parties claiming by, through or under National:

          (a) The Trustees Warrants.

          (b) The National Shares.

          (c) The Trustees Shares.

          (d) Legal opinion of Pryor, Cashman, Sherman & Flynn, counsel to New Reit, in form satisfactory to National for the benefit of National.

          (e) The New Reit Indemnity.

          (f) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

     11.7 On the Closing Date, each of the Partners, at their sole cost and expense, will deliver or cause to be delivered to PRLP the following documents, fully executed by all parties thereto other than PRLP or parties claiming by, through or under PRLP:

          (a) A duly executed counterpart of its Interest Assignment.

          (b) A FIRPTA Affidavit.

          (c) A duly executed counterpart of its Registration Rights Agreement.

          (d) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

     11.8 All transfer taxes and expenses on the Deeds and any state or county documentary stamps or transfer taxes on the Deeds shall be paid by the party transferring the Real Property which is the subject of each Deed. Said party shall also pay all customary recordation charges, clerk's fees, taxes, transfer and recording charges. PRLP shall pay all title insurance premiums, title examination fees and survey costs. Each party shall be responsible for its own attorney's fees, except as otherwise expressly provided herein. The provisions of this Section 11.8 shall survive the Closing.

     11.9 The Closing shall be consummated without compliance with bulk sales laws. If by reason of any applicable bulk sales law, any claims are asserted by creditors of any of the Parties related to periods prior to the Closing, such claims shall be the responsibility of such Party, and such Party shall indemnify, defend and hold harmless PRLP (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all losses or liabilities, if any, based upon, arising out of or otherwise in respect of the failure to comply with such bulk sales laws.

     11.10 (a) PRLP acknowledges and agree that, except as set forth in this Agreement, PRLP is acquiring the Property in its "as is" condition "subject to all faults" and specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of the Property Partnerships or National. PRLP acknowledges that, except as set forth in this Agreement, and except for documents, reports and information related to the environmental integrity of the Real Property, PRLP has not relied and is not relying on any information, document, reports, sales brochure or other literature, maps or sketches, financial information, projections, proformas or statements, that may have been given by or made by or on behalf of the Property Partnerships or National. PRLP further acknowledges that, except as otherwise set forth herein, all materials relating to the Property which have been provided by the Property Partnerships or National have been provided without any warranty or representation, expressed or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness and PRLP shall not have any recourse against the Property Partnerships, National or their counsel, advisors, agents, officers, directors or employees for any information in the event of any errors therein or omissions therefrom.

     (b) PRLP hereby acknowledges and agrees that, except as set forth herein, it is not entitled to, and does not, rely on the Property Partnerships or National or its agents as to (i) the quality, nature, adequacy or physical condition, whether latent or patent, of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility system, facilities or appliances at or in connection with the Real Property, if any; (ii) the existence, quality, nature, adequacy, physical condition, or location of any utilities serving the Real Property; (iii) the development potential of the Real Property, its habitability, merchantability or fitness, suitability or adequacy of the Property for any particular purpose;
(iv) the zoning or other legal status of the Real Property or the potential use of the Property; (v) the Real Property's or its operations' compliance with any applicable codes, laws, building codes, fire codes, regulations, statutes, ordinances, covenants, conditions or restrictions of, or agreements with any governmental or quasi-governmental entity or of any other person or entity; (vi) the quality of any labor or materials relating in any way to the Real Property; or (vii) the condition of title to the Real Property or the nature, status and extent of any right, encumbrance, license, reservation, covenant, condition, restriction or any other matter affecting title to the Real Property.

     12.  ADJUSTMENTS.

     12.1 The following items under (a) through (g) with respect to the Real Property are to be apportioned as of midnight on the date preceding the Closing:

          (a) Rents, escalation charges and percentage rents payable by Tenants as and when collected. All moneys received from Tenants from and after the Closing shall belong to PRLP and shall be applied by PRLP to current rents and other charges under the Leases. After application of such moneys to current rents and charges, PRLP agrees to adjust the number of Units to be received by the transferor of each Real Property to reflect any excess amounts paid by a Tenant of such Real Property to the extent that such Tenant was in arrears in the payment of rent prior to the Closing, but subject to the provisions of Section 12.2 with respect to Additional Rents.

          (b) Upon sufficient advance notice, a cashier's or certified check or wire transfer to the order of PRLP in the amount of all cash Security Deposits and any prepaid rents, together with interest required to be paid thereon.

          (c) Utility charges payable by the transferors of the Real Property, including, without limitation, electricity, water charges and sewer charges. If there are meters on the Real Property, the transferor of each Real Property will cause readings of all said meters to be performed not more than ten (10) days prior to the Closing Date. To the extent said meters are not read prior to Closing, PRLP will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

          (d) Amounts payable under the Service Contracts other than those Service Contracts which PRLP has elected not to assume.

          (e) Real estate taxes due and payable for the calendar year or fiscal year, as applicable. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and the transferor of each Real Property agrees to pay PRLP any increase shown by such recomputation and vice versa.

          (f) The value of fuel stored at any of the Real Property, at said Real Property owner's most recent cost, including taxes, on the basis of a reading made within fifteen

     (15) days prior to the Closing by said Real Property owner's supplier. To the extent said reading is not made prior to Closing, PRLP will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

          (g) Such other items as may be agreed to by the parties.

     12.2 Promptly following request by PRLP, each of the transferors shall deliver to PRLP a list of additional rent, however characterized, under a Lease at its Real Property, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "Additional Rents") billed to Tenants and accruing after the Closing Date (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by such transferor on account of the components of Additional Rent for calendar year 1997. PRLP shall be entitled to all monies and payments on account of Additional Rents accruing after the Closing Date and same shall be reflected by an adjustment in the number of Units to be received by each transferor.

     12.3 If, on the Closing Date, any Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, all the unpaid installments of any such assessment due and payable on or prior to the Closing Date shall be paid and discharged by the party transferring such Property.

     12.4 Notwithstanding anything to the contrary contained herein, (a) any amounts to be apportioned pursuant to this Section 12 in favor of National shall be distributed among the Property Partnerships pari passu in reimbursement of Expenses; and (b) any amounts to be apportioned pursuant to this Section 12 between the Property Partnerships and PRLP shall be reflected in the allocation of Units to be held by the Property Partnerships' Unit Holders as set forth in
Schedule 2.3(a).

     12.5 The Property Partnerships shall receive a cash reimbursement from PRLP for certain capital expenditures made within the twenty-four (24) month period prior to the Closing, which reimbursements as of July 31, 1997 are as set forth on Schedule 12.5.

     12.6 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of New York.

     12.7 Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

     12.8 The provisions of this Section 12 shall survive the Closing Date.

     13.  CONDITIONS PRECEDENT TO CLOSING.

     13.1 The obligations of the Asset Contributing Property Partnerships to deliver title to the Property Partnerships' Real Property and the obligations of the Partners to contribute its interests in the Interest Contributing Property Partnerships as set forth in
Section 1.3, and to perform the other covenants and obligations to be performed by the Property Partnerships or the Partners on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Property Partnerships or the Partners):

          (a) The representations and warranties made by National, New Reit and PRLP herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim by the Property Partnerships hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

          (b) National, New Reit and PRLP shall have executed and delivered to the Property Partnerships all of the documents provided herein for said delivery, including without limitation, the Registration Rights Agreement and the PRLP Agreement.

          (c) National, New Reit and PRLP shall have performed all covenants and obligations undertaken by National, New Reit and PRLP herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

          (d) National shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. National shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

          (e) The National Shareholder Approval shall have been obtained.

     13.2 The obligations of National to deliver title to the National Real Property and to perform the other covenants and obligations to be performed by National on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by National):

          (a) The representations and warranties made by the Property Partnerships, New Reit, the Partners and PRLP herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim by National hereunder so long as such matters do not have a material adverse effect on the Property Partnerships as a whole.

          (b) The Property Partnerships, New Reit and PRLP shall have executed and delivered to National all of the documents provided herein for said delivery on or prior to Closing.

          (c) The Property Partnerships, the Partners, New Reit and PRLP shall have performed all covenants and obligations undertaken by the Property Partnerships, New Reit, the Partners and PRLP herein in all material respects and complied in all material respects with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

          (d) The National Shareholder Approval shall have been obtained.

          (e) No governmental entity or federal or state court shall have issued any injunction or other order which restrains or prohibits the consummation of the transactions contemplated hereby.

          (f) The Registration Statement shall have been declared effective by the Securities and Exchange Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Securities and Exchange Commission.

          (g) Prudential Securities Incorporated, or another investment banking firm reasonably acceptable to PRLP, shall have issued an opinion to the effect that the consideration to be paid to National for the National Property is fair to National from a financial point of view.

          (h) The Expenses shall have been paid by the Property Partnerships.


     13.3 The obligations of PRLP to accept title to the Property and PRLP's obligation to perform the other covenants and obligations to be performed by PRLP on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by PRLP):

          (a) The representations and warranties made by the Property Partnerships, the Partners, New Reit and National herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of a representation or warranty to be true and correct in all material respects shall not give rise to a claim by PRLP hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

          (b) The Property Partnerships, the Partners, New Reit and National, respectively, shall each have performed all covenants and obligations undertaken by them herein in all material respects and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

          (c) The Title Company is unconditionally prepared to issue to New Reit and PRLP a Title Policy meeting the requirements set forth in Section 4 hereof for an "insurable title".

          (d) All rights of first refusals with respect to the Property shall have been waived, either pursuant to a specific waiver executed by the beneficiary thereof or by the lapse of time as provided in the instrument setting forth such right. If the waiver is based upon the lapse of time, the transferor of said Property shall certify compliance with the relevant instrument.

          (e) The Property Partnerships, the Partners and National shall have executed and delivered to PRLP all of the documents, assignments, approvals and consents provided for herein for said delivery.

          (f) The National Shareholder Approval shall have been obtained.

          (g) No governmental entity or federal or state court shall have issued any injunction or other order which restrains or prohibits the consummation of the transactions contemplated hereby.

          (h) All authorizations, waivers or consents required to be obtained in order to consummate the transactions contemplated hereby shall have been obtained.

          (i) The Registration Statement shall have been declared effective by the Securities and Exchange Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Securities and Exchange Commission.

          (j) Prudential Securities Incorporated, or another investment banking firm reasonably acceptable to PRLP, shall have issued an opinion to the effect that the consideration to be paid to National for the National Property is fair to National from a financial point of view.

     13.4 The obligations of New Reit to accept title to the National Property and to perform the covenants and obligations to be performed by New Reit on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by New Reit):

          (a) The National Shareholder Approval shall have been obtained.

          (b) No governmental entity or federal or state court shall have issued any injunction or other order which restrains or prohibits the consummation of the transactions contemplated hereby.

          (c) All authorizations, waivers or consents required to be obtained in order to consummate the transactions contemplated hereby shall have been obtained.

          (d) The Registration Statement shall have been declared effective by the Securities and Exchange Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Securities and Exchange Commission.

          (e) The representations and warranties made by the Property Partnerships, the Partners, National and PRLP herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim by New Reit hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

          (f) The Property Partnerships, the Parties, National and PRLP, respectively, shall each have performed all covenants and obligations undertaken by them herein in all material respects and complied in all material respects with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

          (g) Prudential Securities Incorporated, or another investment banking firm reasonably acceptable to New Reit, shall have issued an opinion to the effect that the consideration to be paid to National for the National Property is fair to National from a financial point of view.


     14.  LEASING COMMISSIONS AND TENANT IMPROVEMENT OBLIGATIONS.

     14.1 All leasing commissions and tenant improvement obligations for which PRLP shall receive a credit at Closing (which shall be set forth on a schedule to be annexed to the schedule of adjustments and prorations done at Closing), and all leasing commissions and tenant improvement obligations on account of extensions, renewals or amendments (including expansions) of Leases made after the Closing (other than commissions and tenant improvement obligations due on account of the leases described on Schedules 5.1(c) and 6.1(o)-2 for which PRLP does not receive a credit at Closing) shall be the responsibility of PRLP. All leasing commissions due on account of the original term of all Leases made before the date of this Agreement and extensions and renewals which are presently effective, tenant improvement obligations which were to have been performed, completed or paid for prior to the Closing, and commissions and tenant improvement obligations due on account of the leases described on Schedules 5.1(c) and 6.1(o)-2, in each instance for which PRLP does not receive a credit at Closing, shall be the obligation of the Party transferring title to the related Real Property.

     14.2 The parties hereto agree to proceed in good faith in establishing all of the amounts to be adjusted pursuant to Section 14.1, including the cost of all tenant improvement obligations with respect to the Property which were to have been performed, completed and paid for prior to the Closing and the cost of the tenant improvement obligations for the leases described on Schedules 5.1(c) and 6.1(o)-2.

     14.3 The provisions of this Section 14 shall survive the Closing.

     15.  ASSIGNMENT.

     This Agreement may not be assigned by PRLP except to a directly or indirectly wholly-owned subsidiary or subsidiaries of PRLP, or to a partnership in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, one hundred (100%) percent of the profits, losses and cash flow thereof and controls the management of the affairs of such partnership (any such entity, a "Permitted Assignee") and any other assignment or attempted assignment by PRLP shall constitute a default by PRLP hereunder and shall be deemed null and void and of no force and effect. Notwithstanding anything to the contrary contained herein, PRLP may assign the right to purchase individual portions of the Property to various entities provided that each of such entities is a Permitted Assignee. A copy of any assignment permitted hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by PRLP with respect to the portion of the applicable Real Property, in form reasonably satisfactory to counsel for the Property Partnerships and National shall be delivered to the attorneys for the Property Partnerships and National prior to the Closing, and in any event no such assignment shall relieve PRLP from their obligations under this Agreement.


     16.  BROKER.

     16.1 The Property Partnerships, National, New Reit and PRLP represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction, except that certain fees shall be payable by PRLP to Prudential Securities Incorporated, as financial advisors to National at Closing. The Property Partnerships, National, New Reit, and PRLP agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions, other than Prudential Securities Incorporated. The provisions of this Section shall survive the Closing or other termination of this Agreement.

     17.  CASUALTY LOSS.

     17.1 Each Party shall continue to maintain, in all material respects, the fire and extended coverage insurance policies with respect to its Property (the "Insurance Policies") which are currently in effect, through the date that said coverage currently expires or the Closing, whichever is later, which obligation shall survive the Closing.

     17.2 If at any time prior to the Closing Date all or any portion of its Property is destroyed or damaged as a result of fire or any other casualty (a "Casualty"), the Property Partnerships shall promptly give written notice ("Casualty Notice") thereof to National and PRLP. National and PRLP shall not have the right to terminate this Agreement, unless (a) the Casualty gives rise to a material adverse change in the Property Partnerships taken as a whole; and
(b) in the Property Partnerships' reasonable determination, the Casualty can not be repaired prior to Closing.

     17.3 If at any time prior to the Closing Date all or any portion of the National Property is destroyed or damaged as a result of a Casualty, National shall promptly give a Casualty Notice thereof to the Property Partnerships and PRLP. The Property Partnerships and PRLP shall not have the right to terminate this Agreement, provided that there is no liability to PRLP as a result of the Casualty.

     17.4 If a Property is the subject of a Casualty but this Agreement is not terminated pursuant to the provisions of this Section, then the Party owning the Property shall prior to the Closing Date cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property and to protect public health and safety, provided, the cost of any such repairs shall not exceed the amount of proceeds made available to said Party. Said Party shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property for the cost of such temporary repairs.

     18.  CONDEMNATION.


     18.1 In the event that a material portion of the Property Partnerships' Property is the subject of any proceedings, judicial, administrative or otherwise, giving rise to a material adverse change in the Property Partnerships taken as a whole, then PRLP or National shall have the right, at their sole option, to either (a) terminate this Agreement by giving the Property Partnerships written notice to such effect at any time after its receipt of written notification of any such occurrence, or (b) accept title to the remainder of the Property without reduction of any consideration given hereunder. Should PRLP or National so terminate this Agreement in accordance with this Section, the Parties and PRLP shall not have any further liability or obligations to the other. In the event PRLP and National shall not elect to cancel this Agreement, the owner of the subject Property shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to PRLP, and same shall be PRLP's sole property, and PRLP shall have the sole right to settle any claim in connection with the Property.

     18.2 In the event that the National Property is the subject of any proceedings, judicial, administrative or otherwise, PRLP and the Property Partnerships shall have the right, at their sole option, to either (a) terminate this Agreement by giving the National written notice to such effect at any time after its receipt of written notification of any such occurrence, or (b) accept title to the remainder of the Property without reduction of any consideration given hereunder. Should PRLP or the Property Partnerships so terminate this Agreement in accordance with this Section, the Parties and PRLP shall have any further liability or obligations to the other. In the event PRLP and the Property Partnerships shall not elect to cancel this Agreement, the owner of the subject Property shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to PRLP, and same shall be PRLP's sole property, and PRLP shall have the sole right to settle any claim in connection with the Property.

     19.  TRANSFER RESTRICTIONS

     19.1 The Property Partnerships hereby agree that the Property Partnerships' Units may not be sold, assigned, transferred, pledged, encumbered or in any manner disposed of (collectively, "Transferred") or redeemed for shares of Common Stock except in accordance with the terms of the PRLP Agreement.

     20.  LIMITED GUARANTY

     In order to allow Property Partnerships' Unit Holders to defer the recognition of gain for Federal income tax purposes resulting from the contribution of property to PRLP, at Closing, or at any time subsequent thereto in accordance with the terms hereof, PRLP and its affiliates will permit the Property Partnerships' Unit Holders to execute a deficit restoration obligation with PRLP or to guarantee or indemnify PRLP or New Reit for, the "bottom portion" (i.e., the least risky portion) of any debt incurred by PRLP, New Reit and their Subsidiaries and affiliates (together with Permitted Assignees). The individual members of the Property Partnerships' Unit Holders shall be entitled to guarantee or indemnify a portion of the aggregate amount of liabilities of PRLP, New Reit and their Subsidiaries and affiliates (together with Permitted Assignees), to the extent that debt is available, pro rata, in pari passu, to the aggregate amounts required by all of such members to defer recognition of gain for federal income tax purposes resulting from the contribution of property to PRLP. PRLP, New Reit and their Subsidiaries and affiliates (together with Permitted Assignees) agree, to the extent possible, to maintain an amount of liabilities of PRLP, New Reit and their Subsidiaries and affiliates (together with Permitted Assignees) for the Property Partnerships' Unit Holders to guarantee or indemnify, as the case may be, in order to allow the Property Partnerships' Unit Holders to continue to defer recognition of gain for Federal income tax purposes. Notwithstanding the foregoing, it is expressly understood and agreed that PRLP, New Reit and their Subsidiaries and affiliates (together with Permitted Assignees) are under no obligation to incur or maintain a specific amount of liabilities. PRLP and New Reit agree to take any and all action reasonably necessary so that the execution of each guarantee or indemnity by the Property Partnerships' Unit Holders results in basis for the Property Partnerships' Unit Holders for Federal income tax purposes.

     21.  TAX MATTERS.

     21.1 The Property Partnerships and National will pay or provide for payment of all Taxes due and payable on or after the Closing and will file all returns and reports required to be filed on or after the Closing with respect to Taxes imposed in connection with the ownership and operation of the Property for all taxable periods (or portions thereof) ending on or prior to the Closing. The Property Partnerships' Unit Holders and National shall provide PRLP with a copy of all such returns at least thirty (30) days prior to the date for filing such returns with the extensions.

     21.2 The Property Partnerships and National shall pay any and all Taxes including, without limitation, Taxes imposed with respect to the ownership or operation of the Property for all taxable periods (or portions thereof) ending on or prior to the Closing, imposed upon PRLP based, in whole or in part, upon the failure to comply with the bulk sales laws.

     21.3 PRLP will file any and all tax returns and reports required to be filed after the Closing. However, in connection with Taxes for any taxable period (or part thereof) beginning prior to Closing and ending after Closing, such Taxes shall be pro rated between the parties for the period of time National, the Property Partnerships and PRLP, as the case may be, owned the Property.

     21.4 PRLP is hereby authorized to continue the proceeding or proceedings now pending for the reduction of the assessed valuation of the Property as set forth on Schedule 21.4 and to litigate or settle the same in PRLP's discretion. PRLP is hereby authorized in PRLP's sole discretion, to file any applicable proceeding for the 1997 tax roll for the reduction of the assessed valuation of the Property. The net refund of taxes, if any, for any tax year for which the Parties or PRLP shall be entitled to share in the refund shall be divided between the Properties and PRLP in accordance with the apportionment of taxes pursuant to the provisions hereof. All expenses in connection therewith, including counsel fees, shall be borne by the Parties and PRLP in proportion to their ownership period of the asset in question.

     21.5 "Taxes" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

     21.6 The general partner of PRLP, covenants and agrees that PRLP and its affiliates will use the "traditional method" (as defined in Treas. Reg. Section 1.704-3(b)) of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Property for Federal income tax purposes with respect to (i) the contribution of the Property, and (ii) any revaluation of the Property in accordance with the provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3(a)(6).

     21.7 The provisions of this Section shall survive the Closing Date.

     22.  PUBLICATION.

     22.1 PRLP shall have the right to make such public announcements or filings with respect to the transaction contemplated herein as it may deem reasonably prudent. National shall be entitled only to make such filings or announcements in connection with the transaction contemplated herein as may be necessary or required by law upon advice by counsel.

     23.  TERMINATION.

     23.1 This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Property Partnerships, New Reit, PRLP and National.

     23.2 This Agreement may be terminated by National, New Reit, PRLP or the Property Partnerships in the event that (a) National's proxy statement is not filed with the Securities and Exchange Commission by August 12, 1997 (provided, however, that New Reit shall be entitled to extend said date to September 30, 1997, in its sole discretion); (b) the Closing has not occurred by December 31, 1997, or (c) the Closing has not occurred within fourteen (14) days of obtaining the National Shareholder Approval; provided, however, that the party terminating this Agreement pursuant to this Section 23.2 (i) shall not have been responsible for delaying the occurrence of the event resulting in such termination, and (ii) must exercise their right to terminate this Agreement within ten (10) days of the occurrence of the event resulting in such termination.

     23.3 This Agreement may be terminated by National in the event that (a) its counsel advises its Board of Trustees in writing that National's failure to transfer the National Property to another entity or group making a Competing Offer as provided in Section 8.5 of this Agreement might subject National's trustees to liability for breach of their fiduciary duties under applicable law, or (b) New Reit, PRLP or the Property Partnerships are not ready, willing and able to perform their obligations hereunder on the Closing Date, or PRLP, New Reit or the Property Partnerships willfully default or willfully breach any material representation, warranty, covenant or agreement set forth herein.

     23.4 This Agreement may be terminated by New Reit, PRLP or the Property Partnerships in the event that National is not ready, willing and able to perform its obligations hereunder on the Closing Date or National willfully defaults or willfully breaches any material representation, warranty, covenant or agreement set forth herein.

     23.5 Termination of this Agreement as set forth in this Section 23 shall be subject to the provisions of Section 24 below.

     24.  REMEDIES.

     24.1 In the event that this Agreement is terminated pursuant to Sections 23.1, 23.2, 23.3(b) or 23.4 (except is set forth in Section 24.3), the terminating party shall give notice to the other parties hereto, following which the parties shall thereafter have no further obligations under this Agreement. However, except as provided in Sections 24.2 and 24.3, the Property Partnerships shall pay the Expenses.

     24.2 In the event that this Agreement is terminated pursuant to Section 23.3(a), National shall pay to the Property Partnerships a break-up fee in the amount of $750,000, together with the payment by National of all Expenses, following which the parties shall thereafter have no further obligations under this Agreement.

     24.3 In the event that this Agreement is terminated pursuant to Section
23.4 and such termination resulted from the willful action after the date of this Agreement of National and/or the Trustees, National shall pay to the Property Partnerships a break-up fee in the amount of $500,000, together with the payment by National of all Expenses, following which the parties shall thereafter have no further obligations under this Agreement.

     24.4 In the event that this Agreement is not terminated pursuant to Section 23.4, the Property Partnerships may, at the Property Partnerships' election, seek specific performance against National (without National's obligation to cure any willful breach or willful default referenced in Section 23.4), provided, however, if specific performance is not granted, the Property Partnerships shall be entitled to the remedy granted pursuant to Section 23.4

     24.5 The acceptance of the Deeds by PRLP and New Reit shall be deemed a full performance and discharge of every agreement and obligation of National, New Reit and the Property Partnerships to be performed under this Agreement; provided, however, that any agreements and obligations of National, PRLP, New Reit and the Property Partnerships to each other which are specifically stated in this Agreement to survive the Closing or which by their terms are to be, or may only be, performed after the Closing, shall survive the Closing. The provisions of this Section 24.4 shall survive Closing.

     25.  NOTICE.

     All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by any party hereto to another, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

      If to the Property Partnerships:   c/o Philips International Holding Corp.
                                         417 Fifth Avenue
                                         New York, New York  10016
                                         Attn: Philip Pilevsky
                                         (212) 951-3800 (tele.)
                                         (212) 545-1355 (fax)

      with a copy to:                    Pryor, Cashman, Sherman & Flynn
                                         410 Park Avenue
                                         New York, New York  10022
                                         Attn:  Jonathan A. Bernstein, Esq.
                                         (212) 326-0425 (tele.)
                                         (212) 326-0806 (fax)

      If to National:                    32 Hanson Road
                                         Canton Center, CT  06020
                                         Attn.: Peter Stein
                                         (888) 678-1109  (tele.)
                                         (888) 678-7642  (fax)

      with a copy to:                    Bingham, Dana & Gould LLP
                                         150 Federal Street
                                         Boston, MA  02110
                                         Attn.:  Edward A. Saxe, Esq.
                                         (617) 951-8724  (tele.)
                                         (617) 951-8736  (fax)

      If to PRLP:                        c/o Philips International Holding Corp.
                                         417 Fifth Avenue
                                         New York, New York  10016
                                         Attn: Philip Pilevsky
                                         (212) 951-3800 (tele.)
                                         (212) 545-1355 (fax)

      with a copy to:                    Pryor, Cashman, Sherman & Flynn
                                         410 Park Avenue
                                         New York, New York  10022
                                         Attn:  Jonathan A. Bernstein, Esq.
                                         (212) 326-0425 (tele.)
                                         (212) 326-0806 (fax)

or to such other address as any party may from time to time designate by written notice to the others. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by said party, for all purposes hereunder.

     26.  INDEMNITY

     New Reit agrees to indemnify, defend and hold harmless the Trustees from and against all actual claims, damages, losses, costs and expenses incurred by the Trustees in connection with any litigation arising out of the transactions contemplated hereby; provided, however, that in no event shall this indemnity extend to, include or relate to actions or inactions on the part of Messrs. Stein and Goldman taken or not taken, as the case may be, which are unrelated to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     27.  ANCILLARY AGREEMENTS

     27.1 New Reit and National agree that in consideration of the assistance of Messrs. Stein and Goldman in connection with, among other things, the execution of this Agreement and the consummation of the transactions set forth herein, their assistance in obtaining the National Shareholder Approval and their agreement to vote their shares in favor of the transactions contemplated herein, at the Closing, New Reit shall issue to Messrs. Stein and Goldman:

          (a) an aggregate of 5,000 shares of Common Stock of New Reit (the "Trustees Certificates") based upon the agreed upon pro forma net asset value of Fifty ($50.00) Dollars per share of New Reit Common Stock and assuming a total pro forma net asset value of $74,100,000 for the Property; and

          (b) warrants substantially in the form of Exhibit 27.1 (collectively, the "Trustees Warrants") to purchase an aggregate of up to 8,000 shares of Common Stock of New Reit at an exercise price equal to Twenty-five ($25.00) Dollars per share, based also on the net asset value described in Section 27.1(a).

     27.2 (a) At the Closing, New Reit shall pay to Prudential Securities Incorporated ("Prudential") a fee for its services (the "Prudential Fee"), which Prudential Fee shall be equal to One Million Nine Hundred and Forty Thousand ($1,940,000) Dollars. The Prudential Fee shall be payable by New Reit by its delivery to Prudential, at Closing, of a promissory note (the "Prudential Note") bearing interest at a rate of nine (9%) percent per annum and interest only payable quarterly, and maturing on the earlier to occur of (i) the first anniversary of the date of issuance of the Prudential Note and (ii) the closing of New Reit's first equity offering, whether public or private. The Prudential Note shall provide for other terms and conditions more particularly set forth therein.

     (b) New Reit further agrees that Prudential shall have the right to act as lead manager of New Reit's first public offering or as exclusive sales agent for New Reit's first private offering in excess of $25,000,000, upon terms and conditions to be agreed upon by the parties.

     (c) At the Closing, New Reit shall execute an agreement (the "New Reit Indemnity"), providing that New Reit shall assume the indemnification obligations between National and Prudential related to Prudential's capacity as financial advisor in connection with the transactions contemplated hereby.

     27.3 At Closing, PRLP shall enter into a management agreement with Philips International Holding Corp., a New York corporation and an affiliate of certain of the Property Partnerships (the "Management Company") substantially in the form of Exhibit 27.2 (the "Management Agreement"), pursuant to which, among other things, the Management Company shall be responsible for the day-to-day leasing, development, acquisition, property and portfolio management and related administrative functions.

     27.4 At Closing, Philip Pilevsky, Sheila Levine and the Management Company shall enter into a non-competition agreement with PRLP and New Reit, substantially in the form of Exhibit 27.4 (the "Non-Competition Agreement"), pursuant to which, among other things, Mr. Pilevsky, Ms. Levine, the Management Company and certain of their respective affiliates will agree that all future acquisitions and/or development of retail shopping center properties will be consummated through PRLP and/or New Reit.

     27.5 At Closing, New Reit shall enter into a registration rights agreement with each of the Property Partnerships' Unit Holders, substantially in the form of Exhibit 27.5 (the "Registration Rights Agreements"), pursuant to which, among other things, the Property Partnerships' Unit Holders shall be granted certain customary demand and "piggyback" registration rights with respect to the shares of Common Stock which underly the Units received in connection with the transactions contemplated hereby.

     28.  MISCELLANEOUS

     28.1 If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (i) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (ii) any such deposit shall be made with the Title Company, and (iii) the Property Partnerships and National agree to acknowledge and deliver any such instrument and to make any such deposit.

     28.2 This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in the Agreement express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     28.3 This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

     28.4 This Agreement shall be interpreted and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

     28.5 The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

     28.6 If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

     28.7 Prior to and after the Closing, each party shall, from time to time, execute, acknowledge and deliver such further instruments, in recordable form, if necessary, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement, within thirty (30) days of the request. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between the parties. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the parties or the party whose counsel drafted this Agreement. The provisions of this Section 28.7 shall survive the Closing.

     28.8 This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

     28.9 All references herein to any Section or Exhibit shall be to the Sections of this Agreement and to the Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Exhibits annexed hereto are, by this reference, incorporated herein.

     28.10 In the event of any litigation or alternative dispute resolution between the parties hereto in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 28.10 shall survive the Closing.

     28.11 Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

     28.12 A copy of the Agreement and Declaration of Trust of National is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of National by a trustee of National as a trustee and not individually and the obligations of National arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of National individually but are binding only upon the assets and property of National.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                           FOREST AVENUE SHOPPING LLC


                           By:  /s/ Philip Pilevsky
                                ________________________________________________
                                Name:  Philip Pilevsky
                                Title:    Managing Member


                           PHILIPS FREEPORT ASSOCIATES, L.P.

                           By: Philips Freeport Development Corporation, its general partner


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  President


                           MERRICK SHOPPING ASSOCIATES

                           By:  Merrick Holiday Limited Partnership,
                                a general partner

                                By:   Merrick Holiday Corp., general partner


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:     Philip Pilevsky
                                      Title:    President


                           By:  Merrick Equities L.P., a general partner

                                By:   The Merrick Corporation, general partner


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  Attorney-in-Fact

                           SP AVENUE U ASSOCIATES, L.P.


                           By:  SP Avenue U Corp., its general partner


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  Attorney-in-Fact


                           ENFIELD SHOPPING L.L.C.


                           By:  /s/ Philip Pilevsky
                                ________________________________________________
                                Name:   Philip Pilevsky
                                Title:     Managing Member

                           BRANHAVEN PLAZA L.L.C.


                           By:  /s/ Philip Pilevsky
                                ________________________________________________
                                Name:  Philip Pilevsky
                                Title:    Member


                           PALM SPRINGS MILE ASSOCIATES, LTD.

                           By:  Palm Mile Corp., its General Partner


                                By:   /s/ Sheila Levine
                                      __________________________________________
                                      Name:  Sheila Levine
                                      Title:  President


                           PARTNERS OF PALM SPRINGS MILE
                           ASSOCIATES, LTD.:

                                PALM MILE CORP.


                                By:   /s/ Sheila Levine
                                      __________________________________________
                                      Name:  Sheila Levine
                                      Title:  President

                                PL PALM SPRINGS L.P.

                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  General Partner


                                /s/ Philip Pilevsky
                                ________________________________________________
                                Philip Pilevsky


                           FOXBOROUGH SHOPPING L.L.C.


                           By:  /s/ Philip Pilevsky
                                _________________________________
                                Name:  Philip Pilevsky
                                Title:  Managing Member


                           MEMBERS OF FOXBOROUGH SHOPPING L.L.C.

                                /s/ Philip Pilevsky
                                ________________________________________________
                                Philip Pilevsky


                                BARAKA REALTY CO.


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  Attorney-in-Fact


                                CENTURY REALTY INC.


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  Attorney-in-Fact

                                /s/ Philip Pilevsky
                                ________________________________________________
                                Joseph Wilf, by Philip Pilevsky,
                                      Attorney-in-Fact

                                ESTATE OF HARRY WILF


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name: Philip Pilevsky
                                      Title:   Attorney-in-Fact



                           DELRAN SHOPPING L.L.C.


                           By:  /s/ Philip Pilevsky
                                ________________________________________________
                                Name:  Philip Pilevsky
                                Title:  Managing Member


                           MEMBERS OF DELRAN SHOPPING L.L.C.

                                /s/ Philip Pilevsky
                                ________________________________________________
                                Philip Pilevsky


                                BARAKA REALTY CO.


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  Attorney-in-Fact


                                CENTURY REALTY INC.


                                By:   /s/ Philip Pilevsky
                                      __________________________________________
                                      Name:  Philip Pilevsky
                                      Title:  Attorney-in-Fact

                                /s/ Philip Pilevsky
                                ________________________________________________
                                Joseph Wilf, by Philip Pilevsky,
                                      Attorney-in-Fact

                                ESTATE OF HARRY WILF


                           By:  /s/ Philip Pilevsky
                                ________________________________________________
                                Name: Philip Pilevsky
                                Title:   Attorney-in-Fact


                           NATIONAL PROPERTIES INVESTMENT TRUST


                           By:  /s/ Peter Stein
                                ________________________________________________
                                Name:  Peter Stein
                                Title:  Trustee



                           By:  /s/ Jay Goldman
                                ________________________________________________
                                Name:  Jay Goldman
                                Title:  Trustee


                           By:  /s/ Robert Reibstein
                                ________________________________________________
                                Name:  Robert Reibstein
                                Title:  Trustee


                           PHILIPS INTERNATIONAL REALTY, L.P.

                           By:  Philips International Realty Corp.,
                                its General Partner

                           By:  /s/ Philip Pilevsky
                                _________________________________________
                                Name:  Philip Pilevsky
                                Title: Chief Executive Officer


                           PHILIPS INTERNATIONAL REALTY CORP.


                           By:  /s/ Philip Pilevsky
                                _________________________________
                                Name:  Philip Pilevsky
                                Title: Chief Executive Officer

                                With respect to Sections 26
                                and 27.1 only:

                                /s/ Peter Stein
                                ________________________________________________
                                Peter Stein


                                /s/ Jay Goldman
                                ________________________________________________
                                Jay Goldman


                                /s/ Robert Reibstein
                                ________________________________________________
                                Robert Reibstein